                        AGREEMENT AND PLAN OF REORGANIZATION

                                    BY AND AMONG

                                INFORMIX CORPORATION

                          SILVER LINING ACQUISITION CORP.

                                        AND

                                  CLOUDSCAPE, INC.

                           DATED AS OF SEPTEMBER 15, 1999

                                 TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.1    THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2    EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3    EFFECT OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . 2
     1.4    ARTICLES OF INCORPORATION; BYLAWS. . . . . . . . . . . . . . . . 2
     1.5    DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . 2
     1.6    MAXIMUM AGGREGATE MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK. 3
     1.7    DISSENTERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . 7
     1.8    SURRENDER OF CERTIFICATES. . . . . . . . . . . . . . . . . . . . 7
     1.9    NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. . . . . . . 9
     1.10   LOST, STOLEN OR DESTROYED CERTIFICATES . . . . . . . . . . . . . 9
     1.11   TAX AND ACCOUNTING CONSEQUENCES. . . . . . . . . . . . . .. . . .9
     1.12   TAKING OF NECESSARY ACTION; FURTHER ACTION . . . . . . . .. . . 10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . .10

     2.1    ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . .10
     2.2    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.3    COMPANY CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . .10
     2.4    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.5    NO CONFLICT. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.6    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.7    COMPANY FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . .13
     2.8    NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . .13
     2.9    NO CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.10   TAX AND OTHER RETURNS AND REPORTS. . . . . . . . . . . . . . . .16
     2.11   RESTRICTIONS ON BUSINESS ACTIVITIES. . . . . . . . . . . . . . .17
     2.12   TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES . . . . .18
     2.13   GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . . . . . . .18
     2.14   INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . .19
     2.15   PRODUCT WARRANTIES; DEFECTS; LIABILITIES . . . . . . . . . . . .22
     2.16   AGREEMENTS, CONTRACTS AND COMMITMENTS. . . . . . . . . . . . . .23
     2.17   CHANGE OF CONTROL PAYMENTS . . . . . . . . . . . . . . . . . . .24
     2.18   INTERESTED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . .25
     2.19   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . .25
     2.20   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.21   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.22   MINUTE BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . .26
     2.23   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . .26
     2.24   BROKERS' AND FINDERS' FEES . . . . . . . . . . . . . . . . . . .27
     2.25   EMPLOYEE MATTERS AND BENEFIT PLANS . . . . . . . . . . . . . . .27
     2.26   HART-SCOTT-RODINO ACT. . . . . . . . . . . . . . . . . . . . . .30
     2.27   BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . .31


                                      -i-

                                 TABLE OF CONTENTS
                                    (CONTINUED)

                                                                          PAGE
                                                                          ----
     2.28   INDEMNIFICATION OBLIGATIONS. . . . . . . . . . . . . . . . . . .31
     2.29   POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . . . .31
     2.30   BOARD APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . .31
     2.31   REPRESENTATIONS COMPLETE . . . . . . . . . . . . . . . . . . . .31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . . .31

     3.1    ORGANIZATION OF PARENT AND MERGER SUB. . . . . . . . . . . . . .31
     3.2    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     3.3    PARENT COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . .32
     3.4    SEC FILINGS; PARENT FINANCIAL STATEMENTS . . . . . . . . . . . .32
     3.5    NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . .33
     3.6    FULL DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . .33
     3.7    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     3.8    POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE IV SECURITIES ACT COMPLIANCE; REGISTRATION . . . . . . . . . . . . .34

     4.1    SECURITIES ACT EXEMPTION . . . . . . . . . . . . . . . . . . . .34
     4.2    STOCK RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . .34
     4.3    THE COMPANY SHAREHOLDERS' RESTRICTIONS REGARDING SECURITIES LAW
            MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     4.4    REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE V   CONDUCT PRIOR TO THE EFFECTIVE TIME. . . . . . . . . . . . . . .35

     5.1    CONDUCT OF BUSINESS OF THE COMPANY . . . . . . . . . . . . . . .35
     5.2    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE VI ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .38

     6.1    PREPARATION OF INFORMATION STATEMENT . . . . . . . . . . . . . .38
     6.2    SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . .39
     6.3    ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . .39
     6.4    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .39
     6.5    PUBLIC DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .39
     6.6    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     6.7    FIRPTA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . .40
     6.8    LEGAL CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . .40
     6.9    BEST EFFORTS; ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. . . .40
     6.10   NOTIFICATION OF CERTAIN MATTERS. . . . . . . . . . . . . . . . .40
     6.11   POOLING ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . .41
     6.12   REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . .41
     6.13   REGISTRATION STATEMENT ON FORM S-3 . . . . . . . . . . . . . . .41
     6.14   AFFILIATE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .41
     6.15   FORM S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     6.16   NASDAQ NATIONAL MARKET . . . . . . . . . . . . . . . . . . . . .42


                                      -ii-

                                 TABLE OF CONTENTS
                                    (CONTINUED)

                                                                          PAGE
                                                                          ----
     6.17   VOTING AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . .42
     6.18   NON-COMPETITION AGREEMENTS . . . . . . . . . . . . . . . . . . .42
     6.19   BLUE SKY LAWS. . . . . . . . . . . . . . . . . . . . . . . . . .42
     6.20   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .42
     6.21   BENEFIT ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . .42
     6.22   TERMINATION OF COMPANY INVESTOR RIGHTS . . . . . . . . . . . . .43
     6.23   NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . .43
     6.24   401(k) PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     6.25   EXPORT LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     6.26   TRINET AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .44
     6.27   CAPELLA AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE VII CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . . . . .44

     7.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER . .44
     7.2    ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. . . . . . .45
     7.3    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
            SUB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW. . . . . . .47

     8.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .47
     8.2    ESCROW ARRANGEMENTS. . . . . . . . . . . . . . . . . . . . . . .47

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . .  .55

     9.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .55
     9.2    EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . .56
     9.3    AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     9.4    EXTENSION; WAIVER. . . . . . . . . . . . . . . . . . . . . . . .57

ARTICLE X   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .57

     10.1   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
     10.2   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
     10.3   INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . .58
     10.4   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.5   ENTIRE AGREEMENT; ASSIGNMENT . . . . . . . . . . . . . . . . . .59
     10.6   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.7   OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.8   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .59
     10.9   RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . .59
     10.10  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . .60


                                  INDEX OF EXHIBITS



 EXHIBIT            DESCRIPTION
---------------     ----------------------------------------------------
 Exhibit A          Form of Voting Agreement
 Exhibit B          Form of Company Affiliate Agreement
 Exhibit C          Form of Non-Competition Agreement
 Exhibit D          Form of Agreement of Merger
 Exhibit E          Articles of Incorporation of Surviving Corporation
 Exhibit F          Form of Declaration of Registration Rights
 Exhibit G          Form of Legal Opinion of Counsel to Parent
 Exhibit H          Form of Legal Opinion of Counsel to the Company


                                  INDEX OF SCHEDULES


 SCHEDULE        DESCRIPTION
-------------    -------------------------------------------------------------
 2.3(a)          Shareholder List
 2.3(b)          Option and Warrant Holder List
 2.5             Conflicts
 2.6             Governmental and Third Party Consents
 2.7             Company Financials
 2.8             Undisclosed Liabilities
 2.9             No Changes
 2.10            Tax Returns and Audits
 2.12(a)         Leased Real Property
 2.12(b)         Liens on Property
 2.13            Government Authorizations
 2.14(b)         Registered Intellectual Property Rights
 2.14(f)         Intellectual Property In-Licenses
 2.14(h)         Form of Proprietary Information, Confidentiality and
                 Assignment Agreement
 2.14(i)         Third-Party Ownership Rights to Licensed Technology or
                 Intellectual Property
 2.14(k)         Intellectual Property Obligations
 2.15            Product Warranties and Standard Forms of Agreements
 2.16(a)         Agreements, Contracts and Commitments
 2.16(b)         Breaches
 2.17            Change of Control Payments
 2.18            Interested Party Transactions
 2.20            Litigation
 2.25(b)         Employee Benefit Plans and Employees
 2.25(d)         Employee Plan Compliance
 2.25(g)         Post-Employment Obligations
 2.25(i)(i)      Effect of Transaction
 2.25(i)(ii)     Excess Parachute Payments
 2.25(j)         Officers, Directors and Employees
 2.25(k)         Labor
 2.27            Bank Accounts
 6.14            Company Affiliate List
 6.17            Company Shareholders to Sign Voting Agreement
 6.18            Employees to Sign Non-Competition Agreements


                         AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 15, 1999 among Informix Corporation, a Delaware corporation ("Parent"), Silver Lining Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Cloudscape, Inc., a California corporation (the "Company").

                                   RECITALS

      A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the California General Corporation Law ("California Law").
Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

      B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

      C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

      D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

      E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the shareholders of the Company listed on SCHEDULE 6.17 hereto is entering into a Voting Agreement substantially in the form attached hereto as EXHIBIT A (the "Voting Agreement"); and as a condition and inducement to the Parent's willingness to enter into this Agreement, each of the affiliate shareholders of the Company listed on SCHEDULE 6.14 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as EXHIBIT B (the "Affiliate Agreement").

      F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the employees of the Company listed on SCHEDULE 6.18 hereto are entering into Non-Competition Agreements substantially in the form attached hereto as EXHIBIT C (the "Non-Competition Agreements").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                      ARTICLE I

                                     THE MERGER

      1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and California Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than three business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, in substantially the form attached hereto as EXHIBIT D (the "Agreement of Merger"), with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing Date will occur on or prior to October 8, 1999.

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4   ARTICLES OF INCORPORATION; BYLAWS.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company as amended and restated substantially in the form attached hereto as EXHIBIT E until thereafter amended as provided by law and such Articles of Incorporation.

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

      1.6 MAXIMUM AGGREGATE MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK. The aggregate maximum number of shares of common stock of Parent ("Parent Common Stock") to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock") and all outstanding unexpired and unexercised options to acquire Company Capital Stock shall be 10,000,000 (the "Aggregate Share Number"). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in
Article VI, Section 3 of the Articles of Incorporation of the Company, as amended through the date hereof):

            (a) CONVERSION OF COMPANY COMMON STOCK. Each share of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(e) and any "Dissenting Shares" (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of
(i) one share of Company Common Stock multiplied by (ii) the Common Factor (as defined in Section 1.6(c) below) (the "Common Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

            (b)   CONVERSION OF COMPANY PREFERRED STOCK.

                     (i) SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock of the Company ("Series A Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient computed by dividing (A) 0.4255 by (B) the average of the closing sale price of Parent Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series A Exchange Ratio") upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 1.8.

                     (ii) SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock of the Company ("Series B Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient computed by dividing (A) 1.0000 by (B) the average of the closing sale price of Parent Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series B Exchange Ratio") upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 1.8.

                     (iii) SERIES C PREFERRED STOCK. Each share of Series C Preferred Stock of the Company ("Series C Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Series C Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient computed by dividing (A) 2.0000 by (B) the average of the closing sale price of Parent Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series C Exchange Ratio") upon surrender of the certificate representing such share of Series C Preferred in the manner provided in Section 1.8.

            (c)   DEFINITIONS.

                     (i) COMMON FACTOR. The "Common Factor" shall be equal to the number (rounded to the sixth decimal place) computed using the following formula:


            X     =     N - (A + B +C)
                        --------------
                              D

      Where       X     =     the Common Factor

                  N     =     the Aggregate Share Number

                  A     =     the Series A Liquidation Preference Shares (as defined below)

                  B     =     the Series B Liquidation Preference Shares (as defined below)

                  C     =     the Series C Liquidation Preference Shares (as defined below)

                  D     =     the Diluted Common Shares (as defined below)


                     (ii) SERIES A LIQUIDATION PREFERENCE SHARES. The "Series A Liquidation Preference Shares" shall be the number (rounded down to the nearest whole number) equal to the product of (A) the number of shares of Series A Preferred outstanding immediately prior to the Effective Time and
(B) the Series A Exchange Ratio.

                     (iii) SERIES B LIQUIDATION PREFERENCE SHARES. The "Series B Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Series B Preferred outstanding immediately prior to the Effective Time and
(B) the Series B Exchange Ratio.

                     (iv) SERIES C LIQUIDATION PREFERENCE SHARES. The "Series C Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Series C Preferred outstanding immediately prior to the Effective Time and
(B) the Series C Exchange Ratio.

                     (v) DILUTED COMMON SHARES. The "Diluted Common Shares" shall mean that number equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common stock issuable upon exercise of the Company Options (as such term is defined in Section 1.6(f)) outstanding at the Effective Time (regardless of whether such Company Options are vested); plus (C) the number of shares of Company Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Capital Stock immediately prior to the Effective Time.

            (d) ESCROW. Ten percent (10%) of the number shares of Parent Common Stock to be issued at the Effective Time pursuant to Section 1.6(a) and (b) hereof (none of which shares of Parent Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) shall be held in escrow (the "Escrow Amount") pursuant to Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any "Losses" (as defined in Section 8.2 hereof) which are determined to be incurred by Parent in connection with this Agreement and the transactions contemplated hereby.

            (e) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (f) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock (each a "Company Option") then outstanding (whether or not exercisable at such time) under the Company's 1996 Equity Incentive Plan, as amended (the "Option Plan"), or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

                     (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreement governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                     (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                     (iii) Within a reasonable time following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent, reflecting the number of shares of Parent Common Stock issuable thereunder and the per share exercise price (as adjusted pursuant to Section 1.6(f)).

                     (iv) Notwithstanding anything to the contrary in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with this Section 1.6(f), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially equivalent replacement stock options in substitution therefor (after taking into account the provisions under the existing Company Options), which replacement options shall be no less favorable to the holders of such Company Options.

            (g) SERIES C WARRANT. At the Effective Time, that certain Warrant to Purchase Series C Preferred Stock held by Meier Mitchell & Company (the "Series C Warrant"), to the extent it remains unexercised and outstanding, shall by virtue of the Merger, and without any further action on the part of the holder thereof, be assumed by Parent and converted into a warrant or like security or agreement ("Parent Warrant") to purchase that number of whole shares of Parent Common Stock equal to, in the event that all shares of Series C Preferred are converted into Company Common Stock prior to the Effective Time, the product of the number of shares of Company Common Stock that were issuable upon exercise of such Series C Warrant immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Series C Warrant shall be equal to the quotient determined by dividing the exercise price per share of Series C Preferred at which such Series C Warrant was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up the nearest whole cent; provided, that if all shares of Series C Preferred have not been converted into Company Common Stock prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise of the Parent Warrant and the per share exercise price of the Parent Warrant shall be based on the Series C Exchange Ratio instead of the Common Exchange Ratio. The exercisability period and other terms and conditions of Series C Warrant will be unchanged. The provisions of this Section 1(g) are intended to fully comply with the provisions of the Series C Warrant.

            (h) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (i) ADJUSTMENTS TO EXCHANGE RATIOS. The Common, Series A, Series B and Series C Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

            (j) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock as reported on the Nasdaq National Market for the 30-day period ending three days prior to the Closing Date.

      1.7   DISSENTERS' RIGHTS.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

            (b) Notwithstanding the provisions of Sections 1.6(a) and (b) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in
Section 1.6(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent or as required by California Law, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

      1.8   SURRENDER OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate EquiServe, L.P. to act as exchange agent (the "Exchange Agent") in the Merger.

            (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 and the Agreement of Merger in exchange for outstanding shares of Company Capital Stock; PROVIDED, HOWEVER, that, on behalf of the holders of Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock as of immediately prior to the Effective Time.

            (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 and the Agreement of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation (or an appropriate affidavit as provided in Section 1.10 hereof) to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to promptly receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to
Section 1.6(d) and Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6 and the Agreement of Merger, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of
Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and after the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time.
 If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (b) qualify for accounting treatment as a "pooling of interests."

      1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                     ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter dated as of the date hereof supplied by the Company to Parent (the "Company Schedules"), as follows:

      2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company not including any material adverse effect following the date of this Agreement on the business, assets (including intangible assets), financial condition or results of operations or prospects of the Company to the extent attributable to the Merger contemplated by this Agreement or changes in general conditions of the industry in which the Company operates (hereinafter referred to as a "Company Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Such Certificate of Incorporation and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

      2.2 SUBSIDIARIES. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Company has not agreed nor is Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      2.3   COMPANY CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 25,000,000 shares of authorized Common Stock, of which 5,828,403 shares are issued and outstanding, and 11,665,000 shares of authorized Preferred Stock (the "Preferred Stock"). The authorized Preferred

Stock consists of 1,175,000 shares of authorized Series A Preferred, all of which shares are issued and outstanding, 5,230,000 shares of authorized Series B Preferred, all of which shares are issued and outstanding and 5,250,000 shares of authorized Series C Preferred, of which 5,000,000 shares are issued and outstanding. It is contemplated that all outstanding shares of Preferred Stock will be converted into an equal number of shares of Company Common Stock immediately prior to the Effective Time. The Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on SCHEDULE 2.3(a). SCHEDULE 2.3(a) also indicates for each Company shareholder whether any shares of Company Capital Stock held by such shareholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including whether the lapsing is subject to acceleration by the transactions contemplated by this Agreement. Except as provided in that certain Amended and Restated Investors Rights Agreement dated as of June 11, 1998 among the Company and the Investors (as defined therein)(the "Rights Agreement"), all outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Articles of Incorporation of the Company. All issued and outstanding shares of Company Capital Stock have been offered and sold by the Company in compliance with applicable federal and state securities laws or exemptions therefrom.

            (b) The Company has reserved 3,900,000 shares of Common Stock for issuance to employees, consultants and vendors pursuant to the Option Plan, of which 746,014 shares are subject to outstanding, unexercised options, and 277,146 shares remain available for future grant. SCHEDULE 2.3(b) sets forth each outstanding Company Option, including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, whether the option was granted by the Company's Board as either an incentive stock option under
Section 422 of the Code or a nonstatutory stock option, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. Except as set forth in
Schedule 2.3(a) and Schedule 2.3(b) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. The Company has reserved 70,000 shares of Series C Preferred for issuance upon exercise of the Series C Warrant and 70,000 shares of Company Common Stock issuable upon conversion of the shares of Series C Preferred issuable upon exercise of the Series C Warrant. SCHEDULE 2.3(b) sets forth the name of the holder of the Series C Warrant and exercise price of such Warrant. All issued and outstanding Company Options and the Series C Warrant have been offered and issued in substantial compliance with applicable federal and state securities laws or exemptions therefrom and all requirements set forth in applicable contracts, agreements and instruments. All shares of Company Common Stock and Series C Preferred subject to the issuance aforesaid, upon issuance, assuming compliance with the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non accessible. The holders of Company Options and Series C Warrant have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the completion of the Merger in compliance with the terms hereof, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

            (c) Except for the Company Options and the Series C Warrant described in SCHEDULE 2.3(b), and as provided in the Rights Agreement and that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of June 11, 1998 among the Company, the Investors (as defined therein) and the Shareholders (as defined therein) (the "Co-Sale Agreement") there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (d) As of the date of this Agreement, except as contemplated by this Agreement, and as provided in the Declaration of Registration Rights to be delivered by Parent hereunder (as provided in Section 6.13 hereto), the Rights Agreement, the Co-Sale Agreement and that certain Amended and Restated Voting Agreement dated as of June 11, 1998 among the Company and the Holders (as defined therein) (the "Voting Agreement") there are no registration rights agreements, no voting trust or proxy agreement to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

      2.4 AUTHORITY. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the principal terms of this Agreement and the Merger is that number of shares as would constitute a majority of the outstanding shares of (a) the Company Common Stock voting separately as a single class, (b) the Company Common Stock and Preferred Stock, voting together as a single class, (c) the Preferred Stock voting separately as a single class (in the case of (b) and (c) with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote), and (d) the vote of the Series B and Series C Preferred Stock, each voting as a separate class, required under the Articles of Incorporation of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except to the effect, if any, of the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

      2.5 NO CONFLICT. Except as set forth on SCHEDULE 2.5, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict")
(a) any provision of the Articles of Incorporation or Bylaws of the Company or, in any material respect, (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

      2.6 CONSENTS. No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Agreement of Merger with the California Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (c) such other material consents, waivers, authorizations, filings, approvals and registrations which are set forth on SCHEDULE 2.6.

      2.7 COMPANY FINANCIAL STATEMENTS. SCHEDULE 2.7 sets forth true and correct copies of the Company's audited balance sheets as of March 31, 1999 and as of March 31, 1998 and the related audited statement of income for the respective twelve-month periods then ended (the "Company Year-End Financials," and the Company's unaudited balance sheet as of July 31, 1999 and the related unaudited statement of income for the four-month period then ended (the "Company Interim Financials," the Company Year-End Financials and the Company Interim Financials shall be collectively referred to as the "Company Financials"). The Company Year-End Financials and the Company Interim Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each other, except for the absence of footnotes in the case of the Company Interim Financials. The Company Year-End Financials and Company Interim Financials present fairly the financial condition and operating results of the Company as of the respective dates and during the respective period indicated therein. The Company's unaudited Balance Sheet as of July 31, 1999 shall be referred to herein as the "Current Company Balance Sheet."

      2.8 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.8 and on SCHEDULE 2.7, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP), ("Liabilities"), except for such Liabilities which (i) are not required to be reflected in the Company

Financials in accordance with GAAP, or (ii) have been incurred in the ordinary course of the Company's business consistent with past practice and which are not material to the business, results of operations, financial condition or prospects of the Company.

      2.9 NO CHANGES. Except as set forth in SCHEDULE 2.9, since July 31, 1999 and through the date of this Agreement, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices and except as contemplated by this Agreement;

            (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure or capital commitment by the Company of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (e) work stoppage, labor strike or other labor trouble, or any material action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

            (f) change in accounting methods, principals or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g) revaluation in any material respect by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock, other than repurchases of Common Stock from directors, officers, employees, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the termination of employment or other services;

            (i) split, combination or reclassification of any Company Capital Stock;

            (j) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, including, but not limited to, the modification of any existing compensation or equity arrangements with such individuals (which modification may include the amendment of any vesting terms related to Company Options held by such individuals), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except for in the ordinary course of the Company's business or as the Company is obligated as of the date hereof;

            (k) granting of any increase in severance or termination pay or entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of the Merger;

            (l) material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound;

            (m) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest (except for those arising by operation of law and statute) in such assets or properties except in the ordinary course of business and consistent with past practices ("Liabilities"), or such liens or interests which do not materially impair the value or use of such assets or properties;

            (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices or loans extended to employees in connection which exercises of Company Options under the Option Plan consistent with past practices;

            (o) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company (other than as required by GAAP);

            (p) commencement or, to the knowledge of the Company notice or threat, of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

            (q) except as set forth on SCHEDULE 2.3(b) or as contemplated by this Agreement, issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement, except for the issuance of Company Capital Stock upon exercise of Company Options or the Series C Warrant outstanding on July 31, 1999;

            (r) event or condition of any character that has or reasonably would be expected to have a Company Material Adverse Effect; or

            (s) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives and other actions regarding the transactions contemplated by this Agreement).

      2.10  TAX AND OTHER RETURNS AND REPORTS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)   TAX RETURNS AND AUDITS.  Except as set forth in SCHEDULE
2.10:

                     (i) The Company has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                     (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) as of the Effective Date has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld as of that date.

                     (iii) The Company has not been delinquent in the payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                     (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                     (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

                     (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since the date of Company's incorporation.

                     (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                     (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                     (ix) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

                     (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                     (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return.

                     (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                     (xiii) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any Tax authority to the Company or any representative thereof.

                     (xiv) The Company utilizes the accrual method of accounting for U.S. federal income tax purposes.

                     (xv) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. No Company stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

      2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of (a) prohibiting or impairing in any material respect (i) any material business practice of the Company, (ii) any acquisition of property (tangible or intangible) by the Company or (iii) the conduct of business by the Company or (b) to the Company's knowledge after the consummation of the Merger, prohibiting or impairing in any material respect (i) any material business practice of Parent, (ii) any acquisition of property (tangible or intangible) by Parent or (iii) the conduct of business by Parent. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.12  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

            (a) The Company does not own any real property, nor has it ever owned any real property. SCHEDULE 2.12(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and with respect to any current lease, the aggregate annual rent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). To the knowledge of the Company, the operations of the Company on such real property do not violate any applicable building code, zoning requirement, or classification or pollution control ordinance or statute relating to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

            (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in SCHEDULE 2.12(b) and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, and Liens which do not materially impair the value, or materially interfere with the present use, of such property and assets.

            (c) All facilities, machinery, equipment, fixtures, vehicles, and other properties owned or leased by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Company Material Adverse Effect.

            (d) Except for the sharing of Company Customer Information (as defined herein) with any marketing or other strategic partner where such sharing would not, upon the termination or expiration of such relationship, have a Company Material Adverse Effect, the Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information"), and no person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

      2.13 GOVERNMENTAL AUTHORIZATION. SCHEDULE 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its material properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance in all material respects with the terms of the Company Authorization.

      2.14  INTELLECTUAL PROPERTY.

            (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                     (i) "TECHNOLOGY" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how;
(D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and
(H) all instantiations of the foregoing in any form and embodied in any media.

                     (ii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents");
(B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (E) all industrial designs and any registrations and applications therefor throughout the world;
(F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                     (iii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

                     (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                     (v) For all purposes in this Section 2.14, the term "Company" shall be deemed to refer to both Company and any of its subsidiaries.

            (b) SCHEDULE 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions known to the Company before any court, tribunal (including the United States Patent and Trademark Office (the "PTO")) or equivalent authority anywhere in the world related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

            (c) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

            (d) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all Trademarks used by it in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; (ii) the Company owns exclusively, and has good title to, all Copyrighted Works that are products of the Company or which the Company otherwise purports to own; and (iii) to the extent that any Patents would otherwise be infringed by any product or services of the Company, such Patents constitute Company Intellectual Property.

            (e) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

            (f) With the exception of "shrink-wrap" or similar widely available commercially available end-user business software, SCHEDULE 2.14(f) describes all Company Technology that has been developed or created by any third party for the Company in connection with the use or development of Company Products (as defined below) and identifies the related agreements.
In connection with all Company Technology required to be so scheduled, the Company either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license to all such third party's Intellectual Property Rights in such Technology that is sufficient for the conduct of the Company's business as currently conducted. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements (except for such breaches or failures to perform which are curable or waivable without cost or expense) and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

            (g) All employees of the Company and consultants or other third parties engaged by the Company for the purpose of developing Company Intellectual Property have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

            (h) The Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as SCHEDULE 2.14(h), and all current and former employees, consultants and contractors of the Company have executed such an agreement.

            (i) Except as set forth on SCHEDULE 2.14(i), no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

            (j) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

            (k) SCHEDULE 2.14(k) lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

            (l) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

            (m) The operation of the business of the Company as it currently is conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing provided that all relevant licenses are appropriately assigned, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

            (n) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

            (o) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (p) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

            (q) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company, Parent or Surviving Corporation, respectively, prior to the Closing.

            (r) All of the Company's products (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's mission critical Information Technology (as defined below) has been tested or certified by a third party to be Year 2000 Compliant, meaning that it will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000.
 For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

      2.15 PRODUCT WARRANTIES; DEFECTS; LIABILITIES. Each Company product manufactured, sold, licensed, leased or delivered by the Company in connection with its Company's business as presently conducted (the "Company Products") has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any current material liability or obligation for replacement or repair thereof except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty or other indemnity except as provided in the applicable standard terms and conditions of sale, license or lease or such guaranty, warranty or other indemnity that is implied or imposed by applicable law. SCHEDULE 2.15 includes a copy of the standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, portal agreements and professional services agreements.

      2.16  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth on
SCHEDULE 2.16(a), the Company is not currently a party to nor is it currently bound by:

            (a)   any collective bargaining agreements,

            (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company at will,

            (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

            (d) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

            (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement,

            (f)   any fidelity or surety bond or completion bond,

            (g) any lease of personal property having a value individually in excess of $20,000,

            (h)   any agreement of indemnification or guaranty,

            (i) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights,

            (j) any agreement relating to capital expenditures and involving future payments in excess of $20,000,

            (k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business, or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise,

            (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

            (m)   any purchase order or contract involving $25,000 or more,

            (n)   any construction contracts,

            (o) any dealer, distribution, joint marketing (excluding joint marketing agreements (i) involving financial obligations or liabilities to the Company or (ii) that do involve rights to license Company Products to end-users), development, content provider, destination site or merchant agreement,

            (p) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements,

            (q) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity,

            (r) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice,

            (s) any settlement agreement entered into since the Company's initial incorporation, or

            (t) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

      Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in SCHEDULE 2.16(b), the Company has not received notice that it has, breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on SCHEDULE 2.16(a), SCHEDULE 2.14(f) or SCHEDULE 2.14(k) (any such agreement, contract or commitment, a "Contract"), nor has the Company breached, violated or defaulted under any Contract where such breach, violation or default would be material, either individually or in the aggregate, to the Company. Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.16(b) and to the Company's knowledge, is not subject to any material default thereunder by any party obligated to the Company pursuant thereto.

      2.17 CHANGE OF CONTROL PAYMENTS. SCHEDULE 2.17 sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of the Company as a result of or in connection with the Merger.

      2.18 INTERESTED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 2.18, to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (b) a beneficial interest in any contract or agreement set forth in SCHEDULE 2.16(a), SCHEDULE 2.14(f) or SCHEDULE 2.14(k); PROVIDED, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.18.
There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice) or promissory notes of certain employees of the Company in connection with the exercise of Company Options under the Option Plan.

      2.19 COMPLIANCE WITH LAWS. Company is not in conflict with, or in default or violation of any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected except such conflicts, defaults and violations which could not reasonably be expected to have a Material Adverse Effect on the Company. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

      2.20 LITIGATION. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees by or before any Governmental Entity. SCHEDULE 2.20 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

      2.21 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.22 MINUTE BOOKS. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

      2.23 ENVIRONMENTAL MATTERS. The Company (a) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (b) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation under Environmental Laws; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. To the Company's knowledge, no Hazardous Materials are present in, on, or under any properties owned or leased at any time (including both land and improvements thereon) by the Company so as to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.23, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

      2.24 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.25  EMPLOYEE MATTERS AND BENEFIT PLANS.

            (a) DEFINITIONS. The following terms shall have the meanings set forth below:

                     (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                     (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                     (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to whether the Company has or may have any liability or obligation;

                     (iv) "DOL" shall mean the United States Department of Labor.

                     (v) "Employee" shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Affiliate;

                     (vi) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                     (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                     (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                     (ix)     "IRS" shall mean the Internal Revenue Service;

                     (x) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in
Section 3(37) of ERISA; and

                     (xi) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) SCHEDULE. SCHEDULE 2.25(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

            (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto, all related trust documents and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

            (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on SCHEDULE 2.25(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation of any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such

Company Employee Plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or
Section 4975 through 4980 of the Code.

            (e) PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

            (g)   NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in
SCHEDULE 2.25(g), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, health or other employee benefits to any person upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) or any other person would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Healthcare Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any similar provisions of state law applicable to its Employees which could reasonably be expected to result in material liability to the Company.

            (i)   EFFECT OF TRANSACTION.

                     (i) Except as provided in Section 1.6 of this Agreement or as set forth on SCHEDULE 2.25(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                     (ii) Except as set forth on SCHEDULE 2.25(i)(ii), no payment or benefit which will or may be made by the Company or any of its respective affiliates with respect to any Employee resulting from the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

            (j) EMPLOYMENT MATTERS. SCHEDULE 2.25(j) lists all current officers, directors and employees of the Company. The Company (i) is in material compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same) that could reasonably be expected to result in material liability to the Company; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. SCHEDULE 2.25(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

            (k) LABOR. No work stoppage or labor strike against the Company is pending, or, to the Company's knowledge, threatened. To the Company's knowledge there are no activities or proceedings of any labor union to organize any Employees. Except as set forth in SCHEDULE 2.25(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in SCHEDULE 2.25(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (l) NO INTERFERENCE OR CONFLICT. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any material contract or agreement subject to any judgement, decree or order of any court or administrative agency that would materially interfere with such person's efforts to promote the interests of the Company or that would materially interfere with the Company's business.

      2.26 HART-SCOTT-RODINO ACT. The Company (a) is the "ultimate parent entity" of the Company as defined in 16 C.F.R. 801.1, and the Hart-Scott-Rodino Antitrust Improvements Act of

1976, as amended (the "HSR Act"), (b) is not a manufacturer as defined by the HSR Act and (c) does not hold total assets worth $10,000,000 or more as shown on its most recent regularly prepared balance sheet (including unaudited statements), and therefore is not a $10 million person under the HSR Act.

      2.27 BANK ACCOUNTS. SCHEDULE 2.27 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes.

      2.28 INDEMNIFICATION OBLIGATIONS. To the Company's knowledge, there is no action, proceeding or other event pending against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Articles of Incorporation, Bylaws or any agreement between the Company and any of such officers or directors.

      2.29 POOLING OF INTERESTS. To the Company's knowledge, neither the Company nor any of its Affiliates (as defined in Section 6.14) has taken or agreed to take any action which could materially affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests."

      2.30 BOARD APPROVAL. The Board of Directors of the Company has, as of the date of this Agreement unanimously (a) approved and deemed advisable, subject to shareholder approval, this Agreement and the transactions contemplated hereby, (b) determined that the Merger is in the best interests of the shareholders of Company and (c) recommended that the shareholders of Company approve the principal terms of this Agreement and approve the Merger.

      2.31 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), such documentation (when read together) contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company as follows:

      3.1 ORGANIZATION OF PARENT AND MERGER SUB. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent not including (i) any material adverse effect following the date of this Agreement on the business, assets (including intangible assets), financial condition or results of operations of Parent to the extent attributable to the Merger contemplated by this Agreement, (ii) changes in general conditions of the industry in which Parent operates, or (iii) any reduction in the trading price of Parent's Common Stock as reported on the Nasdaq National Market (hereinafter referred to as a "Parent Material Adverse Effect") Parent or Merger Sub respectively or the ability of either to consummate the transactions contemplated hereby.

      3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. No vote of Parent stockholders is required with respect to this Agreement and the transactions contemplated thereby. This Agreement has been duly executed and delivered by Parent and Merger Sub respectively and constitutes the valid and binding obligations of Parent and
Merger Sub, enforceable in accordance with its terms.   The execution and
delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or rights under (a) any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition, operations or prospects is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California or (b) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

      3.3 PARENT COMMON STOCK. The shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of Company Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable federal and state securities laws; PROVIDED, HOWEVER, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

      3.4   SEC FILINGS; PARENT FINANCIAL STATEMENTS.

            (a) Parent has filed all forms, reports, registration statements and documents required to be filed by Parent with the SEC and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the closing) are referred to herein as the "Parent SEC Reports;" PROVIDED, that any Parent SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

      3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred any material adverse change in the financial condition, liabilities, assets or business of Parent. For purposes of this section, a reduction in the trading price of Parent's Common Stock, as reported by the Nasdaq National Market, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

      3.6 FULL DISCLOSURE. None of the information supplied or to be supplied by Parent for inclusion in the Information Statement, including the Parent SEC Reports, at the date such information was supplied, contained or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that Parent makes no representations or warranties regarding information furnished by the Company.

      3.7 LITIGATION. Except as disclosed in Parent SEC Reports, there are no suits, claims, actions or proceedings, pending or, to the knowledge of Parent, threatened against, or relating to or affecting Parent or Merger-Sub or any of their subsidiaries, before any Governmental Entity that seeks to enjoin or restrain the consummation of the transactions contemplated by this Agreement or which reasonably be expected either singularly or in the aggregate to be material to Parent or its financial condition.

      3.8 POOLING OF INTERESTS. To Parent's knowledge, neither the Parent nor any of its Affiliates (as defined in Section 6.14) has taken or agreed to take any action which could materially affect the ability of Parent to account for the business combination to be effected by the Merger as a "pooling of interests."

                                    ARTICLE IV

                      SECURITIES ACT COMPLIANCE; REGISTRATION

      4.1 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof. Prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

      4.2 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT
            OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

      4.3 THE COMPANY SHAREHOLDERS' RESTRICTIONS REGARDING SECURITIES LAW MATTERS. Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

            (a) Such shareholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

            (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

      4.4 REGISTRATION RIGHTS. Parent agrees that the shareholders of the Company receiving Parent Common Stock in the Merger shall be entitled to the registration rights set forth in the Declaration of Registration Rights to be delivered by Parent at Closing in substantially the form attached hereto as EXHIBIT F (the "Declaration of Registration Rights").

                                     ARTICLE V

                        CONDUCT PRIOR TO THE EFFECTIVE TIME

      5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially adverse event involving or affecting the Company or its business of which it becomes aware.

            In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following (except as contemplated by this Agreement):

            (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan or authorize cash payments in exchange for any such options;

            (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $25,000 or in the ordinary course of business in excess of $75,000;

            (c) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

            (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to non-exclusive end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refund to such license (other than refusal rights consistent with established past practices) or (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights;

            (e) Except in the ordinary course of business, enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights with respect to any products of the Company;

            (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

            (g) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

            (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

            (i) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to the term set forth in the applicable stock option or purchase agreements in effect on the date hereof;

            (j) Issue, grant, deliver, sell, pledge or authorize, or otherwise encumber or propose to do any of the foregoing, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment);

            (k) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (l) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

            (m) Sell, lease, license, encumber or otherwise dispose of any properties or assets except equipment leases, non-exclusive end-user licenses of Company Products, sales of inventory in the ordinary course of business consistent with past practice or except for the sale, lease or disposition (other than through licensing) of a property or assets which are not material, individually or in the aggregate, to the business of Company;

            (n) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, or enter into any "keep well" or other agreement to maintain any financial statement condition of any third party other than in connection with the financing of ordinary course trade payables consistent with past practice;

            (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

            (p) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice;

            (q) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

            (r) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP, make any change in accounting methods, principles or practices;

            (s) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to July 31, 1999 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

            (t) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (u) Enter into any strategic alliance, joint development or joint marketing agreement;

            (v) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) for a breach of this Agreement;

            (w) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

            (x)   Engage in any action that could reasonably be expected to
(i) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (ii) interfere with Parent's ability to account for the Merger as a "pooling of interests," whether or not (in each case) otherwise permitted by the provisions of this Article V; or

            (y) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (x) above.

      5.2 NOTICES. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and any other applicable law in connection with the transaction provided for in this Agreement.

                                    ARTICLE VI

                               ADDITIONAL AGREEMENTS

      6.1 PREPARATION OF INFORMATION STATEMENT. As soon as practicable after the execution of this Agreement, the Company and Parent, shall prepare an Information Statement for the purpose of soliciting shareholders of the Company to approve the principal terms of this Agreement and the Merger. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

      6.2 SHAREHOLDER APPROVAL. The Company shall, promptly as practicable after the date hereof and in accordance with California Law and the Company's Articles of Incorporation and Bylaws, seek to obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger. The Company shall ensure that the shareholder approval is solicited in compliance with California Law and the Articles of Incorporation and Bylaws of the Company. The Company agrees to use its best efforts and to take all action reasonably necessary or advisable to secure the necessary votes required by California Law to effect the Merger. Parent will make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

      6.3 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and (b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      6.4 CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Universal Confidentiality Agreement, dated as of July 1, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

      6.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to the Company's Board or to Company shareholders pursuant to Section 6.2) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

      6.6 CONSENTS. The Company shall promptly apply for or otherwise seek and use commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts which are necessary in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in SCHEDULE 2.6.

      6.7 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      6.8 LEGAL CONDITIONS TO THE MERGER. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

      6.9 BEST EFFORTS; ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (a) the taking of all acts reasonably necessary to cause the conditions precedent set forth in Article VI to be satisfied, (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities required hereunder and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      6.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

      6.11 POOLING ACCOUNTING. Parent and the Company shall each use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a "pooling of interests." Each of Parent and the Company shall use commercially reasonable efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Except for any agreements in effect as of the date hereof, neither Parent nor the Company shall take any action, either before or after consummation of the Merger, including changing or modifying vesting of any options, stock purchase rights, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company existing as of the date hereof, which reasonably would be expected to interfere with Parent's ability to account for the Merger as a "pooling of interests." Parent has established internal procedures in connection with its insider trading policies and has ensured that customary protocols are in place so that its affiliates will not engage in activities that violate Accounting Principles Board Opinion No. 16.

      6.12 REORGANIZATION. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent, and each hereby agrees to use best efforts to cause the Merger to qualify as a tax-free reorganization under
Section 368(a) of the Code. Parent and the Surviving Corporation agree not to take any action following the Effective Time that could reasonably be expected to cause the Merger to fail to constitute a "reorganization" under
Section 368(a) of the Code. This Section 6.12 shall survive the consummation of the Merger at the Effective Time).

      6.13 Registration Statement on Form S-3. Parent shall use its best efforts to file as soon as practicable but no later than 30 days following the Closing, and to be declared effective as soon as practicable following such filing, a Registration Statement on Form S-3 with the SEC covering the resale of the Parent Common Stock issued to the holders of Company Capital Stock pursuant to the Merger. Any such registration shall be subject to the terms on conditions set forth in the Declaration of Registration Rights attached hereto as Exhibit F, which is hereby incorporated by this reference.

      6.14 AFFILIATE AGREEMENTS. SCHEDULE 6.14 sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Regulation C under the Securities Act (each such person an "Affiliate"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to the Parent, concurrently with the execution of this Agreement, from each of its respective Affiliates, a duly executed Affiliate Agreement. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements.

      6.15 FORM S-8. Parent shall file a Registration Statement on Form S-8 (or any successor or other appropriate form) with the SEC covering the shares of Parent Common Stock issuable with respect to all assumed Company Options as soon as is reasonably practicable after the Effective Time (but no later than 30 days thereafter) and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding.

      6.16 NASDAQ NATIONAL MARKET. Promptly following the Effective Time, Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, in connection with the Merger, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

      6.17 VOTING AGREEMENTS. Concurrently with the execution of this Agreement, the Company will cause the persons and entities listed on SCHEDULE
6.17 hereto to execute a Voting Agreement, agreeing, among other things, to vote in favor of the Merger.

      6.18 NON-COMPETITION AGREEMENTS. On or before the Closing, the Company will use reasonable efforts to cause the employees listed on SCHEDULE
6.18 to execute a Non-Competition Agreement.

      6.19 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use reasonable good faith efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

      6.20  INDEMNIFICATION.

            (a) From and after the Effective Time, Parent will, and will cause the Surviving Corporation to fulfill and honor in all respects the indemnification and other obligations of the Company pursuant to the Company's Articles of Incorporation or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the provisions referred to in this Section 6.20 shall be referred to herein as, collectively, the "Indemnified Parties"). The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation from liability that are set forth in the Company's Articles of Incorporation and Bylaws as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

            (b) This Section 6.20 shall survive consummation of the Merger at the Effective Time, is intended to be for the benefit of, and enforceable by, the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

      6.21 BENEFIT ARRANGEMENTS. Parent covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall make commercially reasonable best efforts to give full credit for eligibility, vesting or benefit accrual for each participant's period of service at the Company prior to the Effective Time.

      6.22 TERMINATION OF COMPANY INVESTOR RIGHTS. The Company shall use its reasonable good faith efforts to provide for the termination as of the Closing of all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

      6.23 NO SOLICITATION. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not (unless otherwise compelled by law or order), and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly (a) solicit or encourage submission of any "Acquisition Proposal" (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives and except to other persons customarily provided such access and materials) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (a) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (b) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer) (except discussions with potential investors regarding future financing in the event Merger is not consummated). The Company, will immediately cease any and all existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly (a) notify Parent if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

      6.24 401(k) PLAN. The Company agrees to terminate the 401(k) plan of the Company immediately prior to the Effective Time in a manner reasonably acceptable to Parent, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of such election prior to the Effective Time.

      6.25 EXPORT LAWS. Promptly after the execution of this Agreement but in any event prior to the Effective Time, the Company shall apply to the U.S. Commerce Department's Bureau of Export Administration for export classification determinations for all of the Company's Products which (a) incorporate any encryption functions, features or characteristics; or (b) include an interface to any other software products with encryption functions, features or characteristics, including, but not limited to, the Java JSE software, in order to confirm that all such products may be exported from the United States without an export license, under authority of a license exception, in accordance with the Export Administration Regulations, 15 C.F.R. Parts 730-774 ("U.S. Export Laws").

      6.26 TRINET AGREEMENT. With respect to that certain agreement dated September 1998, between the Company and TriNet Employer Group, Inc., the Company agrees to terminate such agreement in a manner reasonably acceptable to Parent prior to the Effective Time, unless Parent, in its sole and absolute discretion, provides the Company written notice not to terminate such agreement.

      6.27 CAPELLA AGREEMENT. With respect to that certain Cloudscape Distribution Agreement dated June 17, 1999, between the Company and Capella Computers Ltd. (the "Capella Agreement"), the Company agrees to terminate, or amend the Capella Agreement with respect to Section 4(d)(ii) thereto and any other provision reasonably deemed to be materially affected thereby in a manner reasonably acceptable to Parent, prior to the Effective Time.

                                    ARTICLE VII

                              CONDITIONS TO THE MERGER

      7.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) SHAREHOLDER APPROVAL. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

            (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (c) OPINION OF ACCOUNTANTS. KPMG LLP shall have delivered a letter to Parent and Ernst & Young LLP shall have delivered a letter to the Company affirming such respective firm's written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

           (d) TAX OPINIONS. Parent and the Company shall each have received written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, P.C., and Fenwick & West LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

           (e) CLOSING DATE PAYMENT SCHEDULE. Parent and the Company shall each have reviewed and approved, which approval shall not be unreasonably withheld, a schedule (the "Closing Date Payment Schedule") reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares, and (ii) for each holder of Company Options, the number of shares of Company Common Stock issuable upon exercise thereof immediately prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise thereof following their assumption by Parent (in accordance with Section 1.6(f)), and the per share exercise price thereof upon such assumption.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Date, except for changes contemplated by this Agreement or which do not have a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

           (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (c) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in substantially the form attached hereto as EXHIBIT G.

           (d) DECLARATION OF REGISTRATION RIGHTS. Parent shall have executed and delivered the Declaration of Registration Rights.

     7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (including the Company Schedules) shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement or which do not have a Company Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time (subject, however, to the requirement that Section 2.3(c) and the provisions of Section 2.3(a) and (b) that address the outstanding capital stock of the Company and the reserves of stock set aside for outstanding options, warrants and other capital commitments shall be true and accurate without regard to the Company Material Adverse Effect qualification); and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

           (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

           (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in SCHEDULE 2.6 where the failure to obtain such consents, approval and waivers would have a Company Material Adverse Effect.

           (d) LEGAL OPINION. Parent shall have received a legal opinion from Fenwick & West LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT H.

           (e) DISSENTERS' RIGHTS. Holders of not more than 5% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters' rights under California Law with respect to the transactions contemplated by this Agreement.

           (f) TERMINATION OF COMPANY INVESTOR RIGHTS. Parent shall have been furnished evidence reasonably satisfactory to it that all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

           (g) ESCROW SCHEDULE. The Company shall have executed and delivered to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

           (h) NON-COMPETITION AGREEMENTS. The Non-Competition Agreements as required by Section 6.18 hereof shall have been duly executed and delivered to Parent.

                                 ARTICLE VIII

                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until (a) with respect to those representations and warranties made by the Company that are subject to the audit by KPMG LLP, Parent's independent auditors, 5:00 p.m. California time the date of issuance of KPMG LLP's first audit reporting the combined operations of Parent and the Company which report shall be issued in connection with the filing of the Company's annual report on Form 10-K for fiscal 1999 and (b) with respect to all other representation and warranties made by the Company, 5:00 p.m., California time, the date which is one year following the Closing Date (the "Expiration Date").

     8.2   ESCROW ARRANGEMENTS.

           (a) ESCROW FUND. At the Effective Time the Company's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited with U.S. Bank Trust NA (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of Capital Stock Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Sections 1.6(a) and
(b) and shall be in the respective share amounts and percentages listed opposite each such Company's shareholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "Escrow Schedule"). All shares of Parent Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) or
(ii) any failure by the Company to perform or comply with any covenant contained herein other than, in the case of clauses (i) and (ii) above, any inaccuracy, breach or failure to perform or comply that is waived in writing by Parent; provided that claims arising out of an inaccuracy or breach of any representations and warranties and failure to perform or comply with any covenant of the Company contained in this Agreement and in any certificate, instrument, schedule or document delivered by the Company at the Closing in connection with this Agreement or the Merger must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Provided, however, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate amount of which exceed $250,000, have been delivered to the Escrow Agent as provided in paragraph (e) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses in excess of the $250,000 threshold for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII; PROVIDED, HOWEVER, that to the extent third-party expenses, including, without limitation, legal and accounting fees incurred by the Company in connection with this Agreement and the Merger exceed $150,000 in the aggregate, such excess amount shall be deemed a Loss for purposes of Article VIII and shall be immediately reimbursable to Parent in accordance with this Article VIII
(without regard to the $250,000 minimum threshold for Losses and without counting toward the $250,000 threshold); PROVIDED FURTHER, HOWEVER, that to the extent Parent incurs a Loss in connection with (A) the Company's failure to comply with U.S. Export Laws, or (B) Section 4(d)(ii) of the Capella Agreement (including any Losses incurred in connection with the termination or amendment of such section and regardless of whether Parent has waived under Section
7.3(b) hereof any failure of the Company to perform or comply with the covenant specified in Section 6.27 hereto), then any such Loss shall be immediately reimbursable to Parent in accordance with this Article VIII (without regard to the $250,000 minimum threshold for Losses and without counting toward the $250,000 threshold).

           (b)   ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW
PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); PROVIDED, HOWEVER, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this
Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the former Company shareholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock comprising the Escrow Amount.

           (c)   PROTECTION OF ESCROW FUND.

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been deposited with or released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                 (iii) Each former Company shareholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

           (d)   CLAIMS UPON ESCROW FUND.

                 (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                 (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the closing sales price of Parent's Common Stock on the Nasdaq Stock Market on the Closing Date. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

           (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty
(30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

           (f)   RESOLUTION OF CONFLICTS; ARBITRATION.

                 (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                 (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc.

           (g)   SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                 (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Chris Paul shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each former shareholder of the Company (except such shareholders, if any, as shall have perfected their dissenters' rights under California Law), for and on behalf of former shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the former shareholders of the Company.

                 (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The former shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

           (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the former shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

           (i)   THIRD-PARTY CLAIMS.

                 (i) If any third party shall notify Parent or its affiliates hereto with respect to or if Parent shall become aware of any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim and of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; PROVIDED, HOWEVER, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the former Company shareholders from any obligation hereunder unless the Securityholder Agent and the former Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the former Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party

Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                 (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(i)(i) hereinabove, the Securityholder Agent and the Company shareholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, so long as:

                       (A) Within 30 days following receipt by Parent of the defense assumption notice from the Securityholder Agent, Parent has not notified Securityholder Agent that Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                       (B) Within 30 days following receipt by Parent of the defense assumption notice from the Securityholder Agent, Parent has not notified Securityholder Agent that it has determined that, the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief and therefore Securityholder Agent cannot assume the defense;

                       (C) Within 90 days following receipt by Parent of the defense assumption notice from the Securityholder Agent, Parent has not notified Securityholder Agent that in the good faith judgment of Parent settlement of, or an adverse judgment with respect to, the Third Party Claim is not, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                       (D) Within 30 days following receipt by Parent of the defense assumption notice from the Securityholder Agent, Parent has not notified Securityholder Agent that counsel selected by the Securityholder Agent is not reasonably acceptable to Parent.

     If the Securityholder Agent and the Company shareholders so assume any such defense, the Securityholder Agent and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

                 (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                 (iv) In the event that the Securityholder Agent fails, elects not to assume or is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); PROVIDED, HOWEVER, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the former Company shareholders will cooperate with Parent or its affiliates in the defense of that claim and will use reasonable efforts to provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will use reasonable efforts to make available all individuals reasonably requested by Parent for investigation, depositions and trial.

           (j)   ESCROW AGENT'S DUTIES.

                 (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.
The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                 (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon such appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

           (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

           (l) MAXIMUM LIABILITY AND REMEDIES. Except for intentional fraud and willful misconduct, the rights of Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement (or in any certificate, instrument, schedule, statement or document delivered in connection with the Merger) and no former shareholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date:

           (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

           (b) by either Parent or the Company if: (i) the Closing Date has not occurred by November 30, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

           (c) by Parent, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

           (d) by Parent, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in
Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by the Company prior to November 30, 1999 through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to November 30, 1999 (but no cure period shall be required for a breach which by its nature reasonably cannot be cured);

           (e) by the Company if, it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; PROVIDED, HOWEVER, that if such breach is curable by Parent or Merger Sub prior to November 30, 1999 through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this
Section 9.1(e) unless such breach is not cured prior to November 30, 1999 (but no cure period shall be required for a breach which by its nature reasonably cannot be cured).

     Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     9.2 EFFECT OF TERMINATION. Except as set forth in Section 10.2, any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses) and provisions which provide expressly that they survive termination, each of which shall survive the termination of this Agreement, and
(b) nothing herein shall relieve any party from liability for any breach of this Agreement prior to its termination. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

     9.3 AMENDMENT. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by former Company shareholders who receive more than

50% of the Parent Common Stock issued or to be issued pursuant to Section 1.6, or by all of the Company shareholders in the case of an amendment to
Article VIII.

     9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or three days following the date mailed by registered or certified mail (return receipt requested) or at the time sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)   if to Parent or Merger Sub, to:

                 Informix Corporation
                 4300 Bohannon Drive
                 Menlo Park, California 94025
                 Attention:  Gary Lloyd, Esq.
                             Vice President, Legal and General Counsel
                 Telephone:  (650) 926-6300
                 Facsimile:  (650) 926-6562

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention:  Douglas H. Collom, Esq.
                 Telephone:  (650) 493-9300
                 Facsimile:  (650) 493-6811

           (b)   if to the Company, to:

                 Cloudscape, Inc.
                 180 Grand Avenue, Suite 300
                 Oakland, California 94612

                 Attention:  Thomas Henn
                 Chief Executive Officer
                 Telephone:  (510) 239-1949
                 Facsimile:  (510) 239-1912

                 with a copy to:

                 Fenwick & West LLP
                 Two Palo Alto Square
                 Palo Alto, California  94306
                 Attention:  Dennis R. DeBroeck, Esq.
                 Telephone:  (650) 494-0600
                 Facsimile:  (650) 494-1417

           (c)   if to the Securityholder Agent:

                 Chris Paul
                 89 Bolsa Avenue
                 Mill valley, California 94941
                 Telephone:  (415) 389 -6741
                 Facsimile:  (415) 389-9372

           (d)   if to the Escrow Agent:

                 U.S. Bank Trust NA
                 Global Escrow Depository Services
                 One California Street, 4th Floor
                 San Francisco, California 94111
                 Attention:  Ms. Ann Gadsby
                 Telephone:  (415) 273-4532
                 Facsimile:  (415) 273-4593

     10.2  EXPENSES.

           (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

           (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company.

     10.3 INTERPRETATION. For purposes of this Agreement, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.5 ENTIRE AGREEMENT; ASSIGNMENT. Except for the Confidentiality Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to a wholly-owned subsidiary provided that Parent remain primarily liable for its obligations hereunder.

     10.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.7 OTHER REMEDIES. Except as otherwise provided herein (including as set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     10.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


CLOUDSCAPE, INC.                       INFORMIX CORPORATION
a California corporation               a Delaware corporation

By:   /s/ Thomas Henn                  By:   /s/ Gary Lloyd
      -----------------------------          ------------------------------
      Thomas Henn                            Gary Lloyd
      Chief Executive Officer                Vice President, Legal and General
                                             Counsel


SECURITYHOLDER AGENT:                  SILVER LINING ACQUISITION CORP.
                                       a California corporation

/s/ Chris Paul                     By:   /s/ Gary Lloyd
-----------------------------            ----------------------------------
                                             Gary Lloyd
                                             Vice President, Legal and General
                                             Counsel

ESCROW AGENT

U.S. BANK TRUST NA

By:     /s/ Ann Gadsby
        -----------------------------
Name:   Ann Gadsby

Title:  Vice President

                                   EXHIBIT A

                            FORM OF VOTING AGREEMENT

                              INFORMIX CORPORATION

                                VOTING AGREEMENT

     This Voting Agreement (this "Agreement") is made and entered into as of September 15, 1999, between Informix Corporation, a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Cloudscape, Inc., a California corporation ("Company").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company and Silver Lining Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Reorganization Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and/or Preferred Stock of the Company as is indicated on the final page of this Agreement (the "Shares").

     C. Parent desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1(a) below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.    AGREEMENT TO RETAIN SHARES.

           (a) TRANSFER AND ENCUMBRANCE. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1(b) below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date unless such person or entity to whom such Shares or New Shares shall have been transferred, sold, pledged, exchanged or disposed shall have (i) executed a counterpart of this Agreement; and (ii) agreed to hold such Shares and/or New Shares subject to all of the terms and conditions of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement (provided, that if Shareholder is a signatory to the Company's Affiliate Agreement, nothing contained herein shall release such Shareholder of any of its obligations set forth under such Affiliate Agreement) and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article IX thereof.

           (b) ADDITIONAL PURCHASES. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares: in favor of approval of the principal terms of the Reorganization Agreement and the Merger and any matter that could reasonably be contemplated by the Reorganization Agreement. Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder and subject to the Proxy set forth therein.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER. Shareholder hereby represents, warrants and covenants to Parent as follows:

           (a) OWNERSHIP OF SHARES. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances (other than as disclosed on the Company Schedules); (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

           (b) NO PROXY SOLICITATIONS. Prior to the Expiration Date, Shareholder, will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies with respect to any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal") or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders' vote or action by consent of the Company shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     5. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Shareholder, as the case may be, to carry out the intent of this Agreement.

     6. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which

Shareholder is a party as a shareholder or pursuant to any rights Shareholder may have as a shareholder.

     7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.    MISCELLANEOUS.

           (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

           (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           (d) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

           (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Parent:           Informix Corporation
                             4300 Bohannon Drive
                             Menlo Park, California  94025
                             Attention:  Gary Lloyd, Esq.
                                         Vice President, Legal and General
                                         Counsel
                             Telephone:  (650) 926-6300
                             Facsimile:  (650) 926-6562

     With a copy to:         Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, California  94304-1050
                             Attention:  Douglas H. Collom, Esq.
                             Telephone:  (650) 493-9300
                             Facsimile:  (650) 493-6811

     If to the Shareholder:  To the address for notice set forth on the last page hereof.

     With a copy to:         Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, California  94306
                             Attention:  Dennis R. DeBroeck, Esq.
                             Telephone:  (650) 494-0600
                             Facsimile:  (650) 494-1417

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

           (f) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to the conflict of laws provision thereof.

           (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

           (h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

           (i) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                             INFORMIX CORPORATION


                             By:    ____________________________________________
                                    Jean-Yves Dexmier
                                    President and Chief Executive Officer


                             SHAREHOLDER:


                             By:    ____________________________________________

                             Print
                             Name:  ____________________________________________

                             Title: ____________________________________________

                             Shareholder's Address for Notice:

                             ---------------------------------------------------

                             ---------------------------------------------------

                             ---------------------------------------------------

                             Shares beneficially owned:

                             ________ shares of Company Common Stock

                             ________ shares of Company Series A Preferred Stock

                             ________ shares of Company Series B Preferred Stock

                             ________ shares of Company Series C Preferred Stock

                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned shareholder of Cloudscape, Inc., a California corporation ("Company"), hereby irrevocably appoints Jean-Yves F. Dexmier and Gary Lloyd of Informix Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of __________ ____, 1999 (the "Reorganization Agreement"), among Parent, Silver Lining Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of __________ ____, 1999 between Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement or the effectiveness of the Merger to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter reasonably contemplated by the Reorganization Agreement (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Articles of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests").

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above in the second paragraph. The undersigned shareholder may vote the Shares on all other matters.

     Notwithstanding any other provision contained herein, this Irrevocable Proxy shall terminate and be of no further force or effect automatically upon the earlier of the termination of the Reorganization Agreement or the effectiveness of the Merger.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated: _____________ ____, 1999


Signature of Shareholder:   __________________________________


Print Name of Shareholder:  __________________________________


Title:  ______________________________________________________

Shares beneficially owned:

________ shares of Common Stock

________ shares of Series A Preferred Stock

________ shares of Series B Preferred Stock

________ shares of Series C Preferred Stock

                                     EXHIBIT B

                        FORM OF COMPANY AFFILIATE AGREEMENT

                                INFORMIX CORPORATION

                                AFFILIATE AGREEMENT

      This AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of October __, 1999, between Informix Corporation, a Delaware corporation ("Parent") and the undersigned affiliate ("Affiliate") of Cloudscape, Inc., a California corporation ("Company").

      WHEREAS, Parent and Company propose to enter into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which a subsidiary of Parent will merge into Company ("Merger"), and Company as the surviving corporation of the Merger will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

      WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any such shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

      WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of Company and Parent shall have delivered to the Company and Parent, as the case may be, delivered concurrently with the closing of the Merger with Parent management's and the Company management's conclusions as to the appropriateness of "pooling of interests" accounting for the Merger, under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with the Reorganization Agreement;

      WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement;

      WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

      NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

      1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and accounting firms. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors.

      2. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SAB 65, during the period beginning from the date contemplated by SAB 65 and ending on the earlier of (i) the day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, or (ii) the day on which the Reorganization Agreement is terminated, Affiliate will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) having the effect, directly or indirectly, to reduce its risk relative to any securities of the Company (including any securities of the Company which may be acquired after the date of this Agreement), or shares of Parent Common Stock received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates.

      3. REPRESENTATION RELATED TO BENEFICIAL OWNERSHIP OF STOCK. Except for the Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock options to purchase shares of Company Common Stock and options and warrants to purchase shares of Company Capital Stock set forth in APPENDIX A hereto, Affiliate does not beneficially own any equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

      4.    MISCELLANEOUS.

            (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

            (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California without giving effect to the conflicts of law provisions thereof.

            (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

            (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

            (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

            (g) Notwithstanding any other provision contained herein, this Agreement and all obligations of and restrictions imposed on Affiliate hereunder shall terminate and be of no further force or effect, upon the termination of the Reorganization Agreement.

      IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement effective as of the date first written above.


                             INFORMIX CORPORATION


                             By:
                                  ------------------------------------------
                                    Gary Lloyd
                                    Vice President, Legal and General Counsel

                             AFFILIATE


                             By:
                                  -------------------------------------------
                             Name of Affiliate:
                                                -----------------------------
                             Name of Signatory (if different from name of
                             Affiliate):
                                         ------------------------------------
                             Title of Signatory
                             (if applicable):
                                              -------------------------------

                                APPENDIX A


Affiliate:
           ------------------------------------------------------------------

Total Number of shares of Company
Common Stock owned on the date hereof:
                                       --------------------------------------

Total Number of shares of Company
Series A Preferred Stock owned on the date hereof:
                                                   --------------------------

Total Number of shares of Company
Series B Preferred Stock owned on the date hereof:
                                                   --------------------------

Total Number of shares of Company
Series C Preferred Stock owned on the date hereof:
                                                   --------------------------

Total Number of options to purchase Company Common Stock and warrants to purchase Company Capital Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                     EXHIBIT C

                         FORM OF NON-COMPETITION AGREEMENT

                                INFORMIX CORPORATION

                             NON-COMPETITION AGREEMENT

      This Agreement is entered into by and between Informix Corporation, Inc. ("Parent"), Cloudscape, Inc., a California corporation (the "Company") and ____________ ("Shareholder") as of October __, 1999.

                                      RECITALS

      A. Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of September 15 1999 by and between Parent, Silver Lining Acquisition Corp. ("Merger Sub") and the Company, Merger Sub will merge with and into the Company (the "Merger") and any shares of Company capital stock owned by Shareholder will be exchanged for Parent Common Stock and any options to acquire Company Common Stock will be assumed by Parent and become options to acquire Parent Common Stock;

      B. Shareholder owns an equity interest in the Company (whether through outstanding capital stock or options to purchase capital stock), has served as ____________ and has gained substantial knowledge and expertise in connection with the Company's products, organization and customers;

      C. Parent and Shareholder acknowledge that it would be detrimental to Parent if Shareholder would compete with Parent following the Merger;

      D. The Company is engaged in the design, development, marketing, distribution and licensing of database management software that provides Java SQL database management and application synchronization;

      E. It is a covenant of the Company pursuant to the Reorganization Agreement that certain key Shareholders of the Company, including Shareholder, enter into this Agreement;

      F. As inducement to Parent to consummate the Merger, and in consideration of the amounts paid to shareholders of the Company under the Merger Agreement, Shareholder desires to agree with Parent as further provided herein;

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges that the promises and restrictive covenants that Shareholder is providing in this Agreement are reasonable and necessary to the protection of Parent's business and Parent's legitimate interests in its acquisition of the Company (including the Company's goodwill) pursuant to the Reorganization Agreement.

      2.    NON-COMPETITION.

            (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Shareholder is a key and significant member of the Company, owns a significant number of shares (or rights to acquire a significant number of shares) of the Company and that the Merger is contingent upon Shareholder
entering into this Agreement, including this non-competition provision.   In
addition, the parties understand that prior to the Merger, the Company was engaged in or intends to engage in business in each of the fifty states of the United States and Europe. The parties further understand that Parent is currently engaged in business in each of the fifty states of the United States, and elsewhere on a worldwide basis (with resources currently deployed in Europe, Latin America, and the Pacific Rim). (The United States and the regions set forth above in the preceding two sentences shall hereafter be referred to as the "Geographic Scope of the Business".) Shareholder further acknowledges that the Company and Parent following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business.

            (b) During the period commencing on the closing date of the Merger and ending twelve months thereafter (the "Restriction Period"), without the prior written consent of the Chief Executive Officer of Parent, Shareholder shall not either as an individual or as an Shareholder, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

                  (i) participate or engage in an enterprise whose business is the design, development, marketing, distribution and/or licensing of database management software that provides Java SQL database management and application synchronization ("Competitive Activity"). Enterprise shall refer to the subsidiary, division, company or other entity at which Shareholder is employed. The following is a representative list, which is not meant to be an exhaustive list, of such businesses engaged in Competitive Activity: Oracle Corporation, International Business Machines Corporation, Microsoft Corporation, Sybase, Inc., Progress Software Corporation, PointBase, Inc., Inprise Corporation, Centura Software Corporation and Ardent Software, Inc.

                  (ii) induce or attempt to induce any person who at the time of such inducement is an Shareholder of the Company or Parent to perform work or services for any other person or entity other than the Company or Parent; or

            Notwithstanding the foregoing, Shareholder may purchase, directly or indirectly, up to 2% of any class of "publicly traded securities" of any person or entity which owns a business engaged in a Competitive Activity or be employed by or act as a consultant to a subsidiary or division of a corporation engaged in a Competitive Activity so long as such subsidiary or division is not engaged in a Competitive Activity and such employment or consulting is not with respect to a Competitive Activity. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange in the United States or listed on the Nasdaq National Market.

            If any restriction set forth in this Section 2 above is held to be unreasonable or unenforceable, then Shareholder agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

      3. NONSOLICITATION. Shareholder further agrees that, during the Restriction Period, Shareholder will not:

            (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Shareholder's own behalf or on behalf of any other person or entity) any employee of the Company, Parent or any of Parent's subsidiaries to leave his or her employment with the Company, Parent or any of Parent's subsidiaries;

            (b) employ, or permit any entity over which Shareholder exercises voting control to employ, any person who shall have terminated his or her employment with the Company, Parent or any of Parent's subsidiaries during the Restriction Period; or

            (c) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of the Company, Parent or any of Parent's subsidiaries with any person or entity that is, was or is expected to become a customer or client of the Company, Parent or any of Parent's subsidiaries.

      4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or Parent, on the other.

      5. SPECIFIC PERFORMANCE. Shareholder agrees that in the event of any breach by Shareholder of any covenant, obligation or other provision contained in this Agreement, Parent and the Company shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach.

      6. NON-EXCLUSIVITY. The rights and remedies of parent and the company hereunder are not exclusive of or limited by any other rights or remedies which parent or the company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of parent and the company hereunder, and the obligations and liabilities of shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

      7. SUCCESSORS, ASSIGNS, MERGER. This Agreement shall be binding upon and shall inure to the benefit of parent, the company and their respective successors and assigns. This Agreement shall be binding upon shareholder and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Shareholder.

      8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between parent and shareholder relating to the matters herein provided for.
this agreement supersedes and replaces any prior verbal or written agreements between the parties. this agreement may be amended or altered only in a writing signed by the Chief Executive Officer of Parent and Shareholder.

      9. APPLICABLE LAW; SEVERABILITY. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

      10. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

CLOUDSCAPE, INC.                   INFORMIX CORPORATION


By:                                By:
    ----------------------------       ----------------------------------------
                                       Gary Lloyd
Print Name:                            Vice President, Legal and General Counsel
            --------------------

Title:
       -------------------------   SHAREHOLDER

                                   Shareholder Name:
                                                     --------------------------
                                   By:
                                       ----------------------------------------

                                   Print Name:
                                               --------------------------------

                                   Title: -------------------------------------





         [SIGNATURE PAGE TO INFORMIX CORPORATION NON-COMPETITION AGREEMENT]

                                     EXHIBIT D

                            FORM OF AGREEMENT OF MERGER

                                 AGREEMENT OF MERGER

      This Agreement of Merger, dated as of October 8, 1999 (this "Agreement"), is made and entered into by Silver Lining Acquisition Corp., a California corporation (being herein referred to as "Merger Sub"), and Cloudscape, Inc., a California corporation ("Cloudscape" or the "Surviving Corporation"). Cloudscape and Merger Sub are herein collectively referred to as the "Constituent Corporations."

                                       RECITALS

      A. Informix Corporation, a Delaware corporation ("Informix"), directly owns all of the outstanding shares of capital stock of Merger Sub.

      B. Concurrently with the execution of this Agreement, the Constituent Corporations and Informix have entered into an Agreement and Plan of Reorganization, dated as of September 15, 1999 (the "Reorganization Agreement"), providing for certain representations, warranties and covenants in connection with the transactions contemplated thereby.

      C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that Cloudscape be acquired by Informix through a merger of Merger Sub with and into Cloudscape (the "Merger").

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                     ARTICLE I
                            THE CONSTITUENT CORPORATIONS

      1.1 CAPITALIZATION OF CLOUDSCAPE. Cloudscape was incorporated under the laws of the State of California on August 2, 1996.

      1.2 CLOUDSCAPE CAPITAL STOCK. The authorized capital stock of Cloudscape (the "Cloudscape Capital Stock") consists of 25,000,000 shares of authorized Common Stock, of which 5,824,278 shares are issued and outstanding (the "Cloudscape Common Stock") and 11,655,000 shares of authorized Preferred Stock (the "Cloudscape Preferred"). The authorized Cloudscape Preferred consists of 1,175,000 shares of authorized Series A Preferred (the "Cloudscape Series A Preferred"), all of which shares are issued and outstanding, 5,230,000 shares of authorized Series B Preferred (the "Cloudscape Series B Preferred"), all of which shares are issued and outstanding, and 5,250,000 shares of authorized Series C Preferred (the "Cloudscape Series C Preferred"), of which 5,000,000 shares are issued and outstanding.

            (a) CLOUDSCAPE OPTIONS AND STOCK PURCHASE RIGHTS. Cloudscape has reserved 3,900,000 shares of Cloudscape Common Stock for issuance upon exercise of outstanding options

(the "Cloudscape Options") and additional shares of Cloudscape Common Stock for issuance upon exercise of outstanding rights to purchase Cloudscape Common Stock.

            (b) CLOUDSCAPE WARRANTS. Cloudscape has reserved 70,000 shares of Cloudscape Series C Preferred for issuance upon exercise of an outstanding warrant to purchase shares of Cloudscape Series C Preferred (the "Cloudscape Series C Warrant") and 70,000 shares of Cloudscape Common Stock issuable upon conversion of the shares of Cloudscape Series C Preferred issuable upon exercise of the Cloudscape Series C Warrant.

      1.3 CAPITALIZATION OF MERGER SUB. Merger Sub was incorporated under the laws of the State of California on September 3, 1999. Merger Sub is authorized to issue an aggregate of 1,000 shares of its capital stock (the "Sub Common"). On the date hereof, an aggregate of 1,000 shares of Sub Common were issued and outstanding, all of which are held by Informix.

                                  ARTICLE II
                                  THE MERGER

      2.1 EFFECTIVE TIME. The Merger shall become effective on October 8, 1999, upon the filing of this Agreement with the Secretary of State of the State of California (the "Effective Time").

      2.2 THE MERGER. At the Effective Time, Merger Sub shall be merged with and into Cloudscape and the separate corporate existence of Merger Sub shall thereupon cease. Cloudscape shall be the Surviving Corporation in the Merger and the separate corporate existence of Cloudscape, with all of its rights and property, shall continue unaffected and unimpaired by the Merger.

      2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE III
                       ARTICLES OF INCORPORATION, BYLAWS AND
                  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

      3.1 ARTICLES OF SURVIVING CORPORATION. At the Effective Time, the Articles of Incorporation of Cloudscape shall be the Articles of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time, the Amended and Restated Articles of Incorporation of Cloudscape shall be restated in their entirety as set forth in EXHIBIT A attached hereto.

      3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      3.3 DIRECTORS AND OFFICERS. The director of Merger Sub immediately prior to the Effective Time shall be the director of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE IV
                       MANNER AND BASIS OF CONVERTING SHARES
                          OF THE CONSTITUENT CORPORATIONS

      4.1 EFFECT ON CAPITAL STOCK. The aggregate maximum number of shares of Common Stock of Informix ("Informix Common Stock") to be issued (including Informix Common Stock to be reserved for issuance upon exercise of any of Cloudscape Options to be assumed by Informix) in exchange for the acquisition by Informix of all outstanding Cloudscape Capital Stock and all outstanding unexpired and unexercised options to acquire Cloudscape Capital Stock shall be 10,000,000 (the "Aggregate Share Number"). No adjustment shall be made in the number of shares of Informix Common Stock issued in the Merger as a result of any cash proceeds received by Cloudscape from the date hereof to the date on which the closing of the Merger actually occurs (the "Closing Date") pursuant to the exercise of options or warrants to acquire Cloudscape Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Cloudscape or the holder of any shares of Cloudscape Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Cloudscape Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in Article VI, Section 3 of the Articles of Incorporation of Cloudscape, as amended through the date hereof):

            (a) CONVERSION OF CLOUDSCAPE COMMON STOCK. Each share of Cloudscape Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Cloudscape Common Stock to be canceled pursuant to Section 4.1(e) hereof and any "Dissenting Shares" (as defined and to the extent provided in Section 4.2(a) hereof)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Informix Common Stock equal to the product of (i) one share of Cloudscape Common Stock multiplied by (ii) the Common Factor (as defined in Section 4.1(c) below) (the "Common Exchange Ratio") upon surrender of the certificate representing such share of Cloudscape Common Stock in the manner provided in Section 4.3 hereof.

            (b)   CONVERSION OF CLOUDSCAPE PREFERRED STOCK.

                     (i) SERIES A PREFERRED STOCK. Each share of Cloudscape Series A Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Cloudscape Series A Preferred to be canceled pursuant to Section 4.1(e) hereof and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a) hereof)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Informix Common Stock equal to the quotient computed by dividing (A) 0.4255 by (B) the average of the closing sale price of Informix Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series A Exchange Ratio") upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 4.3.

                     (ii) SERIES B PREFERRED STOCK. Each share of Cloudscape Series B Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Cloudscape Series B Preferred to be canceled pursuant to Section 4.1(e) hereof and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a) hereof)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Informix Common Stock equal to the quotient computed by dividing (A) 1.0000 by (B) the average of the closing sale price of Informix Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series B Exchange Ratio") upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 4.3 hereof.

                     (iii) SERIES C PREFERRED STOCK. Each share of Cloudscape Series C Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Cloudscape Series C Preferred to be canceled pursuant to Section 4.1(e) hereof and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a) hereof)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Informix Common Stock equal to the quotient computed by dividing (A) 2.0000 by (B) the average of the closing sale price of Informix Common Stock as reported on the Nasdaq National Market over the 30-day period ending three days prior to the Closing Date (the "Series C Exchange Ratio") upon surrender of the certificate representing such share of Series C Preferred in the manner provided in Section 4.3 hereof.

            (c)   DEFINITIONS.

                     (i) COMMON FACTOR. The "Common Factor" shall be equal to the number (rounded to the sixth decimal place) computed using the following formula:

            X     =     N - (A + B +C)
                        --------------
                              D

      Where       X     =     the Common Factor

                  N     =     the Aggregate Share Number

                  A     =     the Series A Liquidation Preference Shares (as
defined below)

                  B     =     the Series B Liquidation Preference Shares (as
defined below)

                  C     =     the Series C Liquidation Preference Shares (as
defined below)

                  D     =     the Diluted Common Shares (as defined below)

                     (ii) SERIES A LIQUIDATION PREFERENCE SHARES. The "Series A Liquidation Preference Shares" shall be the number (rounded down to the nearest whole number) equal to the product of (A) the number of shares of Series A Preferred outstanding immediately prior to the Effective Time and (B) the Series A Exchange Ratio.

                     (iii) SERIES B LIQUIDATION PREFERENCE SHARES. The "Series B Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Series B Preferred outstanding immediately prior to the Effective Time and
(B) the Series B Exchange Ratio.

                     (iv) SERIES C LIQUIDATION PREFERENCE SHARES. The "Series C Liquidation Preference Shares" shall be the number (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Series C Preferred outstanding immediately prior to the Effective Time and
(B) the Series C Exchange Ratio.

                     (v) DILUTED COMMON SHARES. The "Diluted Common Shares" shall mean that number equal to the sum of (A) the number of shares of Cloudscape Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of Cloudscape at such time); plus (B) the number of shares of Cloudscape Common Stock issuable upon exercise of Cloudscape Options (as such term is defined in Section 4.1(f) hereof) outstanding at the Effective Time (regardless of whether such Cloudscape Options are vested); plus (C) the number of shares of Cloudscape Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which Cloudscape is a party or by which it is bound obligating Cloudscape to issue, deliver, sell or cause to be issued, delivered or sold any Cloudscape Capital Stock immediately prior to the Effective Time.

            (d) ESCROW. Ten percent (10%) of the number shares of Informix Common Stock to be issued at the Effective Time pursuant to Section 4.1(a) and (b) hereof (none of which shares of Informix Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation) shall be held in escrow (the "Escrow Amount") pursuant to Article VIII of the Reorganization Agreement to compensate Informix and its affiliates (including the Surviving Corporation) for any "Losses" (as defined in Section 8.2 of the Reorganization Agreement) which are determined to be incurred by Informix in connection with the Reorganization Agreement and the transactions contemplated thereby.

            (e) CANCELLATION OF INFORMIX-OWNED AND CLOUDSCAPE-OWNED STOCK. Each share of Cloudscape Capital Stock owned by Merger Sub, Informix, Cloudscape or any direct or indirect wholly-owned subsidiary of Informix or of Cloudscape immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (f) STOCK OPTIONS. At the Effective Time, each Cloudscape Option then outstanding (whether or not exercisable at such time) under Cloudscape's 1996 Equity Incentive Plan, as amended (the "Option Plan"), or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Informix in accordance with provisions described below.

                     (i) Each Cloudscape Option so assumed by Informix under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreement governing such Cloudscape Option immediately prior to the Effective Time, except that (A) such Cloudscape Option shall be exercisable for that number of whole shares of Informix Common Stock equal to the product of the number of shares of Cloudscape Common Stock that were issuable upon exercise of such Cloudscape Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Informix Common Stock and (B) the per share exercise price for the shares of Informix Common Stock issuable upon exercise of such assumed Cloudscape Option shall be equal to the quotient determined by dividing the exercise price per share of Cloudscape Common Stock at which such Cloudscape Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                     (ii) It is the intention of the parties that Cloudscape Options assumed by Informix qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Cloudscape Options qualified as incentive stock options immediately prior to the Effective Time.

                     (iii) Within a reasonable time following the Effective Time, Informix will issue to each holder of an outstanding Cloudscape Option a document evidencing the foregoing assumption of such Cloudscape Option by Informix, reflecting the number of shares of Informix Common Stock issuable thereunder and the per share exercise price (as adjusted pursuant to Section 4.1(f) hereof).

                     (iv) Notwithstanding anything to the contrary in this Section 4.1, in lieu of assuming outstanding Cloudscape Options in accordance with this Section 4.1(f), Informix may, at its election, cause such outstanding Cloudscape Options to be replaced by issuing substantially equivalent replacement stock options in substitution therefor (after taking into account the provisions under the existing Cloudscape Options), which replacement options shall be no less favorable to the holders of such Cloudscape Options.

            (g) CLOUDSCAPE SERIES C WARRANT. At the Effective Time, the Cloudscape Series C Warrant held by Meier Mitchell & Company, to the extent it remains unexercised and outstanding, shall by virtue of the Merger, and without any further action on the part of the holder thereof, be assumed by Informix and converted into a warrant or like security or agreement ("Informix Warrant") to purchase that number of whole shares of Informix Common Stock equal to, in the event that all shares of Cloudscape Series C Preferred are converted into Cloudscape Common Stock prior to the Effective Time, the product of the number of shares of Cloudscape Common Stock that were issuable upon exercise of such Cloudscape Series C Warrant immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Informix Common Stock, and the per share exercise price for the shares of Informix Common Stock issuable upon exercise of such assumed Cloudscape Series C Warrant shall be equal to the quotient determined by dividing the exercise price per share of Cloudscape Series C Preferred at which such Cloudscape Series C Warrant was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up the nearest whole cent; PROVIDED, that if all shares of Cloudscape Series C Preferred have not been converted into Cloudscape Common Stock prior to the Effective Time, the number of shares of Informix Common Stock issuable upon exercise of the Informix Warrant and the per share exercise price of the Informix Warrant shall be based on the Series C Exchange Ratio instead of the Common Exchange Ratio. The exercisability period and other terms and conditions of Cloudscape Series C Warrant will be unchanged. The provisions of this Section 4.1(g) are intended to fully comply with the provisions of the Cloudscape Series C Warrant.

            (h) CAPITAL STOCK OF MERGER SUB. Each share of Sub Common issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereafter evidence ownership of such shares of capital stock of the Surviving Corporation.

            (i) ADJUSTMENTS TO EXCHANGE RATIOS. The Common, Series A, Series B and Series C Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Informix Common Stock or Cloudscape Capital Stock), reorganization, recapitalization or other like change with respect to Informix Common Stock or Cloudscape Capital Stock occurring after the date hereof and prior to the Effective Time.

            (j) FRACTIONAL SHARES. No fraction of a share of Informix Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Cloudscape Capital Stock who would otherwise be entitled to a fraction of a share of Informix Common Stock (after aggregating all fractional shares of Informix Common Stock to be received by such holder) shall be entitled to receive from Informix an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the average closing price of a share of Informix Common Stock as reported on the Nasdaq National Market for the 30-day period ending three days prior to the Closing Date.

      4.2   DISSENTERS' RIGHTS.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Cloudscape Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Chapter 13 of California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Informix Common Stock pursuant to Section 4.1 hereof, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

            (b) Notwithstanding the provisions of Sections 4.1(a) and (b) hereof, if any holder of shares of Cloudscape Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Informix Common Stock and fractional shares as provided in Section 4.1(a) or (b) hereof, as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

      4.3   SURRENDER OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Effective Time, Informix shall designate EquiServe, L.P. to act as exchange agent (the "Exchange Agent") in the Merger.

            (b) INFORMIX TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Informix shall make available to the Exchange Agent for exchange in accordance with this Article IV, the aggregate number of shares of Informix Common Stock issuable pursuant to Section 4.1 hereof in exchange for outstanding shares of Cloudscape Capital Stock; PROVIDED, HOWEVER, that, on behalf of the holders of Cloudscape Capital Stock, and pursuant to Article VIII of the Reorganization Agreement, Informix shall deposit into an escrow account a number of shares of Informix Common Stock equal to the Escrow Amount out of the aggregate number of shares of Informix Common Stock otherwise issuable pursuant to Section 4.1 hereof. The portion of the Escrow Amount contributed on behalf of each holder of Cloudscape Capital Stock shall be in proportion to the aggregate number of shares of Informix Common Stock which such holder would otherwise be entitled to receive under Section 4.1 hereof by virtue of ownership of outstanding shares of Cloudscape Capital Stock as of immediately prior to the Effective Time.

            (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Cloudscape Capital Stock whose shares were converted into the right to receive shares of Informix Common Stock pursuant to Section 1.6 of the Reorganization Agreement and
Section 4.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Informix may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Informix Common Stock. Upon surrender of a Certificate for cancellation (or an appropriate affidavit as provided in Section 4.5 below) to the Exchange Agent or to such other agent or agents as may be appointed by Informix, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to promptly receive in exchange therefor a certificate representing the number of whole shares of Informix Common Stock (less the number of shares of Informix Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 4.1(d) hereof and
Article VIII of the Reorganization Agreement), plus cash in lieu of fractional shares in accordance with Section 4.1 hereof, to which such holder is entitled pursuant to Section 4.1 hereof and the Reorganization Agreement, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII of the Reorganization Agreement, Informix shall cause to be distributed to the Escrow Agent (as defined in Article VIII of the Reorganization Agreement) a certificate or certificates representing that number of shares of Informix Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in
Section 8.2(c)(iii) of the Reorganization Agreement, such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Informix as provided in
Article VII of the Reorganization Agreement. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Cloudscape Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Informix Common Stock into which such shares of Cloudscape Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 4.1 hereof.

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Informix Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Informix Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Informix Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Informix Common Stock.

            (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Informix Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Informix or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Informix Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Informix or any agent designated by it that such tax has been paid or is not payable.

            (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 4.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Informix Common Stock or Cloudscape Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      4.4 NO FURTHER OWNERSHIP RIGHTS IN CLOUDSCAPE COMMON STOCK. All shares of Informix Common Stock issued upon the surrender for exchange of shares of Cloudscape Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Cloudscape Capital Stock, and after the Effective Time there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Cloudscape Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

      4.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Cloudscape Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Informix Common Stock and cash for fractional shares, if any, as may be required pursuant to Section
4.1 hereof; PROVIDED, HOWEVER, that Informix may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Informix or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      4.6 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Informix and Merger Sub, the officers and directors of Cloudscape and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE V
                             TERMINATION AND AMENDMENT

      5.1 TERMINATION. Notwithstanding the approval of this Agreement by the shareholders of Merger Sub and Cloudscape, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Merger Sub and Cloudscape.

      5.2 EFFECTS OF TERMINATION. In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Cloudscape or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

      5.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Cloudscape or Merger Sub, but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of either Cloudscape or Merger Sub without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

                                       CLOUDSCAPE, INC.

                                        By:
                                           ------------------------------------
                                              Thomas Henn, President


                                        By:
                                           ------------------------------------
                                              Christian Paul, Secretary





                                        SILVER LINING ACQUISITION CORP.

                                        By:
                                           ------------------------------------
                                              Gary Lloyd, Vice President, Legal
                                              and Secretary

                          SILVER LINING ACQUISITION CORP.

                    OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

      The undersigned, Gary Lloyd, does hereby certify that:

      1. He is the Secretary of Silver Lining Acquisition Corp., a California corporation and a wholly-owned subsidiary of Informix Corporation, a Delaware corporation ("Parent").

      2. The Agreement of Merger attached to this Officers' Certificate providing for the merger of this corporation with and into Cloudscape, Inc., a California corporation (the "Merger"), was duly approved by the Board of Directors and the sole shareholder of this corporation and by the Board of Directors of Parent.

      3. This corporation has one authorized class of capital stock, designated Common Stock, and the number of shares of such Common Stock outstanding as of the date hereof and entitled to vote upon the Merger is 1,000 shares.

      4. The principal terms of the Agreement of Merger were approved by this corporation by the vote of the sole shareholder owning 100% of the outstanding shares of the Common Stock of this corporation. The percentage vote required for such approval was more than 50%.

      5. Pursuant to the Delaware General Corporation Law, no vote of the shareholders of Parent was required in connection with the Merger, despite the issuance of securities of Parent in connection with the Merger.

      Each of the undersigned declares under penalty of perjury that he has read the foregoing Officers' Certificate and knows the contents thereof and that the same is true of his own knowledge.

      Executed at ______________, California, on October ___, 1999.



                                           ------------------------------------
                                           Gary Lloyd, Vice President, Legal
                                           and Secretary

                                  CLOUDSCAPE, INC.

                    OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

      The undersigned, Thomas Henn and Christian Paul, hereby certify that:

      1. They are the President and Secretary, respectively, of Cloudscape, Inc., a California corporation.

      2. The Agreement of Merger attached to this Officers' Certificate providing for the merger of this corporation with Silver Lining Acquisition Corp., a California corporation and a wholly-owned subsidiary of Informix Corporation, a Delaware corporation (the "Merger"), was duly approved by the Board of Directors and shareholders of this corporation.

      3. This corporation has two classes of authorized capital stock consisting of 25,000,000 shares designated Common Stock, of which 5,824,278 shares are issued and outstanding and 11,655,000 shares designated Preferred Stock (the "Preferred"). The authorized Preferred consists of 1,175,000 shares of authorized Series A Preferred, all of which shares are issued and outstanding, 5,230,000 shares of authorized Series B Preferred, all of which shares are issued and outstanding, and 5,250,000 shares of authorized Series C Preferred, of which 5,000,000 shares are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

      4.    The required vote was:   at least a majority of the outstanding
shares of (a) the Common Stock voting separately as a single class, (b) the Common Stock and Preferred Stock, voting together as a single class and (c) the Preferred Stock voting separately as a single class (in the case of (b) and (c) with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote pursuant to the Corporation's Articles of Incorporation), and the vote of at least 51% of the Series B and at least 51% Series C Preferred Stock, each voting as a separate class, as required under the Articles of Incorporation of this corporation.

      Each of the undersigned declares under penalty of perjury that he has read the foregoing Officers' Certificate and knows the contents thereof and that the same is true of his own knowledge.

      Executed at ____________, California, on October ____, 1999.

                                           ------------------------------------
                                           Thomas Henn, President

                                           ------------------------------------
                                           Christian Paul, Secretary

                                     EXHIBIT A

         AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLOUDSCAPE, INC.

                  (See Exhibit E of the Reorganization Agreement)

                                     EXHIBIT E

                 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

                   AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                         OF

                                  CLOUDSCAPE, INC.


      FIRST:      The name of this corporation is:  Cloudscape, Inc.

      SECOND:     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

      THIRD:      This corporation is authorized to issue one class of stock, designated "Common Stock." The total number of shares that this corporation is authorized to issue is 1,000 shares.

      FOURTH:

            (A) LIMITATION OF DIRECTORS' LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (B) INDEMNIFICATION OF CORPORATE AGENTS. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

            (C) REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article Fourth by the shareholders of this corporation shall not adversely affect any right of indemnification or limitation of liability of a director or officer of this corporation relating to acts or omissions occurring prior to such repeal or modification.

                                     EXHIBIT F

                     FORM OF DECLARATION OF REGISTRATION RIGHTS

                                INFORMIX CORPORATION

                         DECLARATION OF REGISTRATION RIGHTS

      This Declaration of Registration Rights ("Declaration") is made as of October ___, 1999, by Informix Corporation, a Delaware corporation ("Parent"), for the benefit of shareholders of Cloudscape, Inc., a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization dated as of September 15, 1999 (the "Reorganization Agreement"), among the Company, Parent and Silver Lining Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such shareholders' approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

      1.    DEFINITIONS.  As used in this Declaration:

            (a) "EFFECTIVE TIME" means the time of acceptance by the California Secretary of State of the Agreement of Merger.

            (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (c) "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

            (d) "HOLDER" means a shareholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

            (e) "REGISTRABLE SECURITIES" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them; PROVIDED, HOWEVER, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities
(i) after a registration statement on Form S-3 with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act.

            (f) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (g)   "SEC" means the United States Securities and Exchange
Commission.

      Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

      2.    REGISTRATION ON FORM S-3.

            (a) Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within 30 days of the Effective Time, a registration statement on Form S-3 (or any successor form to Form S-3, or if Form S-3 is not available, another appropriate form) covering all Registrable Securities; provided, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

            (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the 12 month anniversary of the Effective Date; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

      3. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be detrimental to the Company. In the event of the delivery of the notice described above by Parent, Parent shall use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not be exercised by Parent more than two times in any three month period and shall not exceed 60 days in the aggregate (during the period the registration statement is otherwise required to remain effective specified in Section 2(b) ABOVE) AND NO LONGER THAN 30 DAYS AS TO ANY SINGLE DELAY.

      4. EXPENSES. ALL OF THE OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH ANY REGISTRATION OF REGISTRABLE SECURITIES PURSUANT TO THIS DECLARATION, INCLUDING, WITHOUT LIMITATION, ALL SEC, NASDAQ NATIONAL MARKET AND BLUE SKY REGISTRATION AND FILING FEES, PRINTING EXPENSES, TRANSFER AGENTS' AND REGISTRARS' FEES AND THE REASONABLE FEES AND DISBURSEMENTS OF PARENT'S OUTSIDE COUNSEL AND INDEPENDENT ACCOUNTANTS SHALL BE PAID BY PARENT.
 PARENT SHALL NOT BE RESPONSIBLE TO PAY ANY LEGAL FEES FOR ANY HOLDER OR ANY SELLING EXPENSES OF ANY HOLDER (INCLUDING, WITHOUT LIMITATION, ANY BROKER'S FEES OR COMMISSIONS).

      5. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

            (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that Parent will not be liable to any Seller Indemnified Party to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by any Seller Indemnified Party to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers who have signed the registration statement and its legal counsel and independent accountants, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by each such Holder of Registrable Securities sold as contemplated herein.

            (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compared as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d)   The obligations of Parent and each Holder under this
Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

            (e) Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

      6. LIMITATION ON ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession). Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

      7.    REPORTS UNDER EXCHANGE ACT.  Parent agrees to:

            (a) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

            (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

      8. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

      9. GOVERNING LAW. This Declaration shall be governed in all respects by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.

                                 INFORMIX CORPORATION


                                 By:
                                    --------------------------------------------
                                    Gary Lloyd
                                    Vice President, Legal and General Counsel

                                     EXHIBIT G

                     FORM OF LEGAL OPINION OF COUNSEL TO PARENT

                                  October 8, 1999


Cloudscape, Inc.
180 Grand Avenue
Suite 300
Oakland, CA  94612


Ladies and Gentlemen:

      We have acted as counsel to Informix Corporation, a Delaware corporation ("Parent"), in connection with the merger (the "Merger") of Silver Lining Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), with and into Cloudscape, Inc., a California corporation ("Cloudscape"), pursuant to the Agreement and Plan of Reorganization by and among Parent, Merger Sub and Cloudscape dated as of September 15, 1999 (the "Reorganization Agreement"). This opinion is furnished to you pursuant to Section 7.2(c) of the Reorganization Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Reorganization Agreement.

      We have acted as counsel for Parent and Merger Sub in connection with the negotiation of the Reorganization Agreement and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Parent and Merger Sub where due execution and delivery are a prerequisite to the effectiveness thereof.

      As used in this opinion, the expressions "to our knowledge" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Parent and Merger Sub, and after inquiries of officers of Parent and Merger Sub, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Parent and Merger Sub solely in connection with the Reorganization Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Parent and Merger Sub or the rendering of the opinions set forth below.

      For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement and we assume that the representations and warranties made by you in the Reorganization Agreement and pursuant thereto are true and correct.

      The opinions hereinafter expressed are subject to the following qualifications:

     A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors;

     C. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities;

     D. We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Reorganization Agreement, other than the Declaration of Registration Rights;

     E. We express no opinion as to the enforceability of the indemnification provisions of Section 5 of the Declaration of Registration Rights to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions; and

     F. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California.

     Based upon and subject to the foregoing, and as except as set forth in the Reorganization Agreement, we are of the opinion that:

      1. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of California. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

      2. Parent and Merger Sub each have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Reorganization Agreement and to consummate the transactions contemplated thereby and Parent has all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Declaration of Registration Rights.

      3. The execution, delivery and performance of the Reorganization Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and their respective boards of directors and stockholders, and the execution, delivery and performance of the Declaration of Registration Rights have been duly authorized by all necessary corporate action on the part of Parent, its board of directors and stockholders. The Reorganization Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms. The Declaration of Registration Rights has been duly executed and delivered by Parent and constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

      4. The execution and delivery of the Reorganization Agreement and the Declaration of Registration Rights do not, and the consummation of the transactions contemplated thereby will not, result in any violation of or default (with or without notice or lapse of time, or both), under any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub. To our knowledge, no consent, waiver, approval, order or authorization of, or registration, permit, order, designation, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Reorganization Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated thereby or in connection with the execution and delivery of the Declaration of Registration Rights by Parent or the consummation by Parent of the transactions contemplated thereby except for (a) the filing of the Agreement of Merger with the Secretary of State of the State of California or
(b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

      5. The shares of Parent Common Stock to be issued on conversion of Company Capital Stock in the Merger and upon exercise of Company Options and the Series C Warrant to be assumed by Parent pursuant to the Merger will, when issued and delivered in accordance with the Reorganization Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent; PROVIDED, HOWEVER, that such shares are subject to such restrictions as are expressly set forth in the Reorganization Agreement and the Declaration of Registration Rights, and to restrictions on transfer under applicable state and federal securities laws.

      6. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated by the Reorganization Agreement and the Declaration of Registration Rights.

      7. Upon the filing of the Agreement of Merger with the California Secretary of State, the Merger will become effective under the California Corporations Code.

                                     EXHIBIT H

                  FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY

                                  October __, 1999

Informix Corporation
4300 Bohannon Drive
Menlo Park, CA 94025

Ladies and Gentlemen:

      We have acted as counsel to Cloudscape, Inc., a California corporation (the "COMPANY") in connection with the merger (the "MERGER") of Silver Lining Acquisition Corporation ("PURCHASER"), a California corporation and a wholly owned subsidiary of Informix Corporation, a Delaware corporation ("INFORMIX"), with and into the Company, pursuant to the Agreement and Plan of Reorganization, dated as of September 15, 1999, by and among Informix, Purchaser and the Company (the "MERGER AGREEMENT"). This opinion is furnished to you pursuant to Section 7.3(d) of the Merger Agreement. Unless otherwise indicated in this letter, which includes ATTACHMENT A hereto, all capitalized terms used herein have the meanings given to those terms in the Merger Agreement.

      In order to render this opinion we have examined such questions of law as we deem advisable under the circumstances. As to questions of fact, we have relied solely upon our examination of the documents referred to on ATTACHMENT A and our actual knowledge. We have not examined any document other than those described on ATTACHMENT A or made any independent factual investigation. No bring-down certificate, telegram or telephonic advice of the public officials referred to on ATTACHMENT A were obtained as of the date hereof. Nor, except as described on ATTACHMENT A, have we caused the search of any docket of any court, tribunal, agency or similar authority or any other record of any governmental agency or third party.

      In our examination of documents, we have assumed the current accuracy and completeness of (a) the information obtained from public officials and records included in the documents referred to on ATTACHMENT A, and (b) the representations and warranties made by representatives of the Company to us, including without limitation, those set forth in the Management Certificate. We have also assumed that all the representations and warranties made by the Company, Informix and Purchaser in, or pursuant to, any of the Operative Documents provided by any such person or entity are, true and complete in all material respects. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters other than those described above; HOWEVER, we are not aware of any facts that would cause us to believe that any of the opinions expressed herein are not accurate.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the legal competence or capacity of all natural persons executing the same and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      For the purposes of this opinion, we have also assumed that: (a) each of Informix and Purchaser has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by each of Informix and Purchaser of the execution, delivery and performance by them of the Merger Agreement and the other Operative Documents and the performance by them of all their respective obligations thereunder; (b) each of Informix and Purchaser has fully performed all the other obligations which it is to perform at or before the Closing; and (c) the Merger Agreement and each of the other Operative Documents is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, each of the parties thereto.

      As used in this opinion, the phrases "our actual knowledge," "to our knowledge," "we are not aware," "known to us" or words of similar import refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to the Company and mean that, while such attorneys have not been informed by the Company that the matters stated are factually incorrect, we have made no investigation of such matters other than our examination of documents referred to on ATTACHMENT A. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

      Where statements in this opinion regarding an effect on, or matters relating to, the Company are qualified by the term "material," those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company or its business, assets or financial condition, which are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters; HOWEVER, such opinions and judgments are not known to us to be incorrect.

      This opinion is qualified by, and is subject to, and we render no opinion with respect to, general limitations and exceptions applicable to all contracts, including, without limitation:

      (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;

      (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

      (c) the effect of laws (including but not limited to Section 1670.5 of the California Civil Code) regarding unconscionability and of court decisions indicating that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing.

      We render no opinion with respect to: (a) the enforceability of the indemnification provisions to the extent enforcement of such provisions are contrary to public policy or indemnify a party against liability for the party's own wrongful or negligent acts or omissions; (b) compliance or noncompliance with antifraud provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; (c) any requirement that provisions of the Merger Agreement or any agreement referred to therein may only be waived in writing to the extent an oral agreement has been entered into modifying provisions of the Merger Agreement or any such agreement (although we are aware of no such oral agreements as of the date hereof); (d) the effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Merger Agreement or any agreement referred to therein;
(e) the enforceability of the provisions of the Merger Agreement or any agreement referred to therein which purport to establish evidentiary standards or to make determinations conclusive; (f) the effect upon the legality, validity, binding effect or enforceability of the Merger Agreement or any agreement referred to therein with respect to any statute, regulation or case law relating to antitrust, collusive or unfair trade practices or designed to promote competition or any similar law of any jurisdiction; (g) public policy and other equitable limitations on the enforceability of the non-competition covenants contained in the Merger Agreement or the Employment Agreements, to the extent such enforceability is based on the reasonableness of the covenant as to term, geographical extent or breadth of business activities restricted; and (h) whether the Merger will qualify as a "Pooling" in accordance with applicable accounting rules and principles or as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations.

      In rendering the opinion expressed in paragraph 1 below regarding the good standing of the Company, we have relied solely on the certification of the Company's good standing set forth in the Certificates of Good Standing described on ATTACHMENT A.

      In connection with the opinion expressed in paragraph 2 below, we have examined the Restated Articles, the Bylaws, the stock records of the Company maintained by us in the ordinary course of our representation of the Company described on ATTACHMENT A and the Minute Book Contents. The Company has represented to us, and we have assumed, that these records accurately describe all issuances of shares of the Company's capital stock and of any options, warrants or other rights to purchase such capital stock. We have relied on the Company's representation to us that the information expressed in paragraph 2 below is true and complete and the Company's representation to us as to the nature and amount of the consideration received by the Company for such shares.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing federal laws of the United States of America.
Our opinion is limited to such California and United States federal statutes, laws, rules or regulations as in our experience are of general application to transactions of the sort provided for in the Operative Documents.

     We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard practice for lawyers in California.

     Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Effective Time.

     Based upon the foregoing, subject to the assumptions and qualifications referred to herein and except as may be otherwise set forth in the Company's Schedules attached to the Merger Agreement and in the Company's Disclosure Letter attached to the Merger Agreement (collectively, the "DISCLOSURE MEMORANDUM"), it is our opinion that as of immediately prior to the Closing:

      l. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted.

      2. Immediately prior to the Effective Time (without taking into account the conversion of the Company's outstanding Preferred Stock, no par value (the "PREFERRED STOCK")), the capitalization of the Company is as follows:

            (a) PREFERRED STOCK: There are authorized under the Company's Restated Articles a total of 11,655,000 shares of Preferred Stock, (i) 1,175,000 of which shares have been designated Series A Preferred Stock, all of which to our knowledge are issued and outstanding; (ii) 5,230,000 of which shares have been designated Series B Preferred Stock, all of which to our knowledge are issued and outstanding; and (iii) 5,250,000 of which shares have been designated Series C Preferred Stock, 5,000,000 of which to our knowledge are issued and outstanding. The outstanding shares of Preferred Stock have been duly authorized and validly issued, and, to our knowledge, are fully paid and nonassessable.

            (b) COMMON STOCK. There are authorized under the Company's Restated Articles a total of 25,000,000 shares of Common Stock, no par value (the "COMMON STOCK"), 5,824,278 of which to our knowledge are issued and outstanding and have been duly authorized and validly issued, and, to our knowledge, are fully paid and nonassessable.

            (c) RIGHTS TO ACQUIRE STOCK. Except for (i) the conversion privileges of the Preferred Stock; (ii) the rights of first refusal as set forth in the Disclosure Memorandum; (iii) the outstanding warrant to purchase 70,000 shares of Series C Preferred Stock, (iv) pursuant to the Share Rights Agreements; and (v) 3,900,000 shares of Common Stock reserved for issuance to employees, consultants, officers or directors of the Company pursuant to stock options, of which, to our knowledge, 679,764 are currently outstanding, there are, to our knowledge, no options, stock purchase rights, warrants, conversion privileges, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound, obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, purchased or redeemed any shares of the Company's capital stock.

      3. To our knowledge, all outstanding shares of Company Preferred Stock will convert into an equal number of shares of Company Common Stock immediately prior to the Closing.

      4. At or before the Effective Time, (a) any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act, and (b) any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, rights of first refusal, or management rights in each case of clauses (a) and (b) above granted pursuant to the Share Rights Agreements shall have been terminated, except as expressly contemplated by the Merger Agreement.

       5. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions provided for thereby. The execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Company, the Board of Directors and its shareholders, and the Merger Agreement has been duly executed and delivered by the Company. The Merger Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms.

       6. The execution and delivery by the Company and performance by the Company of its obligations under the Merger Agreement and the transactions contemplated thereby, do not as of the date hereof (a) violate any provision of any U.S. federal or California State law, rule or regulation known to us and applicable to the Company, (b) violate any provision of the Company's Restated Articles or Bylaws or (c) conflict with or constitute a material default under the provisions of judgments, writs, decrees or orders, if any, specifically identified in the Disclosure Memorandum.

       7. The execution and delivery by the Company and performance by the Company of its obligations under the Merger Agreement and the transactions contemplated thereby do not as of the date hereof, to our knowledge, require any consents, waivers, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any U.S. federal or California State court, administrative agency or commission or governmental authority on the part of the Company, except (a) as have been obtained and are effective, (b) the filing of the Agreement of Merger with the California Secretary of State, (c) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (d) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained would not have a Material Adverse Effect on the Company.

       8. To our knowledge, there is no action, suit, proceeding, claim, arbitration or investigation pending against the Company before any court or administrative agency against the Company which seeks to enjoin or restrain or prohibit the Merger.

       9. Upon the filing of the Agreement of Merger with the California Secretary of State the Merger will become effective under the California Corporations Code

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                                      -6-

     In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for your use for the purpose of the above transaction, and is not to be made available to or relied upon for any other purpose or by any other person or entity, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.

                                      Very truly yours,

                                           1. FENWICK & WEST LLP

                                  (a) By:
                                          ---------------------------------
                                          Dennis DeBroeck, a Partner

                                    ATTACHMENT A

                                       REVIEW

      (1) The Merger Agreement, the Agreement of Merger, the Declaration of Registration Rights and the Company compliance certificate delivered under Section 7.3 of the Merger Agreement (such agreements are collectively referred to as the "OPERATIVE DOCUMENTS").

      (2) A copy of the Company's Restated Articles of Incorporation as in effect on the date hereof, certified by the Company's Secretary on October ___, 1999 (the "RESTATED ARTICLES").

      (3) A copy of the Company's Bylaws, as amended through the date hereof, certified by the Company's Secretary on October ___, 1999 (the "BYLAWS").

      (4) The minutes of meetings and actions by written consent of the Company's shareholders and Board of Directors that are contained in the Company's minute books in our possession that have been maintained by us in the ordinary course of our representation of the Company (the "MINUTE BOOK CONTENTS").

      (5) The Company's stock holder list maintained by us in the course of our representation of the Company based upon information received by us from the Company, as well as a similar list maintained by us of stock options, warrants and other securities issued by the Company.

      (6) A Management Certificate addressed to us and dated of even date herewith executed by the Company (the "MANAGEMENT CERTIFICATE").

      (7) A Good Standing Certificate regarding the Company issued by the California Secretary of State, dated October 4, 1999, and a letter from the California Franchise Tax Board dated October 4, 1999 (together the "CERTIFICATES OF GOOD STANDING").

      (8) The Company's Schedules attached to the Merger Agreement and the Company's Disclosure Letter attached to the Merger Agreement as supplemented by that certain Supplemental Disclosure Letter dated as of the date hereof (collectively, the "DISCLOSURE MEMORANDUM").

      (9) That certain Amended and Restated Investor Rights Agreement dated as of June 11, 1998, by and among the Company and the Investors (as such term is defined therein), the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of June 11, 1998 by and among the Company, the Investors and the Shareholders (as such terms are defined therein), and the Amended and Restated Voting Agreement dated as of June 11, 1998, by and among the Company and the Holders (as such term is defined therein) (collectively, the "SHARE RIGHTS AGREEMENTS")


                                       -8-